                                                Filed pursuant to Rule 424(b)(5)
                                                              File No. 333-61409

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 25, 1998)

                                3,600,000 Shares

                                   AIMCO LOGO

                     10% CLASS R CUMULATIVE PREFERRED STOCK
                            ------------------------

A BRIEF DESCRIPTION OF THE CLASS R CUMULATIVE PREFERRED STOCK CAN BE FOUND UNDER "SUMMARY" IN THIS PROSPECTUS SUPPLEMENT.

WE INTEND TO APPLY TO LIST THE CLASS R CUMULATIVE PREFERRED STOCK ON THE NEW YORK STOCK EXCHANGE. AIMCO EXPECTS THAT THE CLASS R CUMULATIVE PREFERRED STOCK WILL BEGIN TRADING ON THE NEW YORK STOCK EXCHANGE WITHIN 30 DAYS AFTER IT IS FIRST ISSUED.

YOU ARE URGED TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-10, WHERE SPECIFIC RISKS ASSOCIATED WITH THE CLASS R CUMULATIVE PREFERRED STOCK ARE DESCRIBED, ALONG WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT BEFORE YOU MAKE YOUR INVESTMENT DECISION.

                             PRICE -- $25 PER SHARE

                                                                        UNDERWRITING
                                                                        DISCOUNTS AND    PROCEEDS TO
                                                     PRICE TO PUBLIC     COMMISSIONS        AIMCO
                                                     ---------------    -------------    -----------
Per share..........................................        $25             $.7875         $24.2125
Total..............................................    $90,000,000       $2,835,000      $87,165,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have given the underwriters an option to purchase 540,000 additional shares of Class R Cumulative Preferred Stock.

The underwriters expect that the Class R Cumulative Preferred Stock will be ready for delivery in book-entry form only through The Depository Trust Company on or about July 20, 2001.
                            ------------------------

MORGAN STANLEY
             PRUDENTIAL SECURITIES
                                             RAYMOND JAMES & ASSOCIATES, INC.
                                                                     UBS WARBURG
BEAR, STEARNS & CO. INC.
                        ROBERTSON STEPHENS
                                           TUCKER ANTHONY SUTRO
                                           Capital Markets
July 17, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
                       PROSPECTUS SUPPLEMENT
Summary.....................................................    S-3
Risk Factors................................................   S-10
Use of Proceeds.............................................   S-18
Capitalization..............................................   S-19
Ratio of Earnings and Free Cash Flow to Fixed Charges.......   S-21
The Company.................................................   S-23
Description of Class R Cumulative Preferred Stock...........   S-26
Certain Federal Income Tax Consequences.....................   S-33
Underwriters................................................   S-36
Experts.....................................................   S-38
Legal Matters...............................................   S-38
Incorporation of Certain Documents by Reference.............   S-38

                            PROSPECTUS
AIMCO and the AIMCO Operating Partnership...................      1
Use of Proceeds.............................................      1
Ratio of Earnings to Fixed Charges..........................      2
Description of AIMCO Debt Securities........................      3
Description of OP Debt Securities...........................     10
Description of Preferred Stock..............................     16
Description of Class A Common Stock.........................     20
Description of Other Classes of Outstanding Stock...........     23
Description of Warrants.....................................     32
Plan of Distribution........................................     33
Certain Federal Income Tax Consequences.....................     35
Other Tax Consequences......................................     45
Where You Can Find More Information.........................     45
Legal Matters...............................................     46
Experts.....................................................     46

     This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of Class R Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Class R Preferred Stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are offering to sell the Class R Preferred Stock only where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of the Class R Preferred Stock.

                                    SUMMARY

     This summary highlights information from this prospectus supplement. It may not contain all of the information that is important to you in deciding whether to invest in our company. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements, as well as the documents we have filed with the Securities and Exchange Commission which are incorporated by reference. Unless otherwise indicated, all information in this prospectus supplement assumes that the underwriters' over-allotment option is not exercised.

                                  THE COMPANY

     Apartment Investment and Management Company ("AIMCO"), a Maryland corporation formed on January 10, 1994, is a self-administered and self-managed real estate investment trust, or REIT, engaged in the ownership, acquisition, redevelopment, expansion and management of multi-family apartment properties. As of March 31, 2001, we owned, managed or held an equity interest in 313,376 apartment units in 1,643 properties located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of December 2000 by the National Multi Housing Council, we believe that we are the largest owner and manager of multifamily apartment properties in the United States. As of March 31, 2001, we:

     - owned or controlled 157,368 units in 580 apartment properties;

     - held an equity interest in 99,374 units in 612 apartment properties; and

     - managed 56,634 units in 451 apartment properties for third party owners and affiliates.

     We conduct substantially all of our operations through our operating partnership, AIMCO Properties, L.P. Through wholly owned subsidiaries, we act as the sole general partner of the AIMCO operating partnership. As of March 31, 2001, we owned approximately an 86% interest in the AIMCO operating partnership. We manage apartment properties for third parties and affiliates through unconsolidated subsidiaries that we refer to as the "management companies." Generally, when we refer to "we," "us" or the "Company" in this prospectus supplement, we are referring to AIMCO, the AIMCO operating partnership, the management companies and their respective subsidiaries.

     Our principal executive offices are located at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222-7900, and our telephone number is (303) 757-8101.

                                  THE OFFERING

Issuer.....................  Apartment Investment and Management Company

Securities Offered.........  3,600,000 shares of 10% Class R Cumulative
                             Preferred Stock ("Class R Preferred Stock")
                             (4,140,000 shares if the underwriters' option to purchase an additional 540,000 shares within 30 days of completion of this offering is exercised in full).

Dividends..................  Dividends are cumulative from the date of original issue and are payable quarterly on or about the 15th day of March, June, September and December of each year, when and as declared, beginning on September 15, 2001. We will pay cumulative dividends on the Class R Preferred Stock in an amount per share equal to $2.50 per year, equivalent to 10% of the $25 liquidation preference.

Liquidation Preference.....  $25 per share of Class R Preferred Stock, plus an amount equal to accumulated, accrued and unpaid dividends, whether or not earned or declared.

Optional Redemption........  The stock is not redeemable prior to July 20, 2006, except in limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT. On and after July 20, 2006, the stock will be redeemable for cash, in whole or from time to time in part, at a price per share equal to the liquidation preference, plus accumulated, accrued and unpaid dividends, if any, to the redemption date. The redemption price for the Class R Preferred Stock, other than any portion thereof consisting of accumulated, accrued and unpaid dividends, will be payable solely with the proceeds from the sale of equity securities by us or our subsidiaries.

Ranking....................  The stock will rank prior to our common stock, and on the same level as our remaining outstanding shares of preferred stock, with respect to the payment of dividends and the distribution of amounts upon liquidation, dissolution or winding up.

Voting Rights..............  You will generally not have any voting rights. If, however, we have not paid dividends on the Class R Preferred Stock for six or more quarterly periods, whether or not consecutive, you will be entitled to elect two additional directors to our Board of Directors until all unpaid dividends on the Class R Preferred Stock have been paid or declared and set apart for payment. In addition, certain material adverse changes to the terms of the stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Class R Preferred Stock. Any vote with respect to the Class R Preferred Stock, including for the election of additional directors, will be together with the holders of shares of any class or series of stock ranking on a parity with the Class R Preferred Stock that are entitled to similar voting rights, voting as a single class.

Ownership Limit............  You may not acquire more than 8.7% of the aggregate value of all outstanding shares of our common and preferred stock. In addition, you may not own more than 8.7% of our outstanding common stock.

Listing....................  We intend to apply to list the shares of Class R
                             Preferred Stock on the New York Stock Exchange, or NYSE, under the symbol "AIVPrR." If approved for listing, trading on the NYSE is expected to begin within 30 days after the closing of this offering.

Form.......................  The Class R Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of the Depositary Trust Company except under limited circumstances.

Use of Proceeds............  We intend to contribute the net proceeds from this offering to the AIMCO operating partnership in exchange for a preferred interest in the AIMCO operating partnership. The AIMCO operating partnership intends to use all of the amount received from us to repay indebtedness, as described under "Use of Proceeds."

     For additional information regarding the terms of the Class R Preferred Stock, see "Description of Class R Cumulative Preferred Stock" beginning on page S-26.

     Your investment in the Class R Preferred Stock will involve certain risks. For a discussion of some of these risks, please see "Risk Factors," beginning on page S-10, and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the Class R Preferred Stock is suitable for you.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table sets forth our summary historical financial information. The summary historical financial information for the three years ended December 31, 2000 is based on our audited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary historical financial information for the three months ended March 31, 2001 and 2000 is based on our unaudited financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. In the opinion of our management, the operating data for the three months ended March 31, 2001 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth in the data. The results for the three months ended March 31, 2001 are not necessarily indicative of our results for the year ending December 31, 2001. The following information should be read in conjunction with our historical financial statements and notes to the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                 THREE MONTHS ENDED
                                                      MARCH 31,                 YEAR ENDED DECEMBER 31,
                                              -------------------------   ------------------------------------
                                                 2001          2000          2000       1999(2)      1998(2)
                                              -----------   -----------   ----------   ----------   ----------
                                              (UNAUDITED)   (UNAUDITED)
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Income from rental property
  operations................................  $  193,338    $  131,465    $  287,839   $  186,716   $  142,954
Income (loss) from service company
  business..................................      12,789         3,493         5,485        7,047       (4,871)
Income from operations......................      15,271        23,349        83,382       85,497       64,982
Net income..................................      14,018        25,882        99,178       77,527       64,474
PER SHARE DATA:
Basic earnings (loss) per common share......  $    (0.07)   $     0.17    $     0.53   $     0.39   $     0.84
Diluted earnings (loss) per common share....  $    (0.07)   $     0.17    $     0.52   $     0.38   $     0.80
Weighted average number of common shares
  outstanding...............................      70,619        65,947        67,572       62,242       45,187
Weighted average number of common shares and
  common share equivalents outstanding......      70,619        66,315        69,063       63,446       47,624
Dividends paid per common share.............  $     0.78    $     0.70    $     2.80   $     2.50   $     2.25
BALANCE SHEET DATA (END OF PERIOD):
Real estate, before accumulated
  depreciation..............................  $7,682,070    $4,995,886    $7,012,452   $4,512,697   $2,802,598
Real estate, net of accumulated
  depreciation..............................   6,485,978     4,507,406     6,099,189    4,096,200    2,573,718
Cash and cash equivalents...................     113,739       136,890       157,115      101,604       71,305
Total assets................................   8,137,627     6,018,509     7,699,874    5,684,951    4,248,800
Total indebtedness..........................   4,601,947     3,007,050     4,360,115    2,584,289    1,660,715
Minority interest in AIMCO operating
  partnership...............................     320,038       226,383       331,956      228,813      148,847
Company-obligated mandatorily redeemable
  convertible preferred securities..........      32,270       149,500        32,330      149,500      149,500
Stockholders' equity........................   2,714,257     2,272,684     2,501,657    2,259,396    1,902,564
CASH FLOW DATA:
Cash provided by operating activities.......  $   85,153    $   69,557    $  400,364   $  253,257   $  148,414
Cash provided by (used in) investing
  activities................................      56,955      (109,204)     (546,981)    (281,106)    (328,321)
Cash provided by (used in) financing
  activities................................    (185,484)       74,933       202,128       58,148      214,124
OTHER DATA:
Funds from operations available to common
  shares and AIMCO operating partnership
  units(1)..................................  $  126,779    $   98,122    $  439,830   $  321,359   $  194,746
Weighted average number of common shares,
  common share equivalents and AIMCO
  operating partnership units outstanding...      98,575        87,150        91,506       78,673       56,819

---------------

(1) We measure our economic profitability based on funds from operations, or FFO, less a reserve for capital replacements of $300 per apartment unit. Our management believes that FFO, less such a reserve, provides investors with an understanding of our ability to incur and service debt and make capital expenditures. The Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with U.S. generally accepted accounting principles, or GAAP, excluding gains and losses from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO available to common shares and the AIMCO operating partnership units based on the NAREIT definition, as further adjusted for minority interest in the AIMCO operating partnership, amortization of intangibles, the non-cash deferred portion of the income tax provision for unconsolidated subsidiaries, and less the payment of dividends on perpetual preferred stock. You should not consider FFO an alternative to net income or net cash flows from operating activities, as calculated in accordance with GAAP, as an indication of our performance or as a measure of liquidity. FFO is not necessarily indicative of cash available to fund future cash needs. In addition, there can be no assurance that our basis for computing FFO is comparable with that of other real estate investment trusts.

(2) Certain reclassifications have been made to the 1999 and 1998 amounts to conform with the 2000 presentation.

     The following is a reconciliation of income before minority interest in the AIMCO operating partnership to FFO:

                                                THREE MONTHS ENDED
                                                     MARCH 31,              YEAR ENDED DECEMBER 31,
                                             -------------------------   ------------------------------
                                                2001          2000         2000       1999       1998
                                             -----------   -----------   --------   --------   --------
                                             (UNAUDITED)   (UNAUDITED)
                                                                   (IN THOUSANDS)
Income before minority interest in AIMCO
  operating partnership....................   $ 15,337       $28,454     $109,717   $ 83,712   $ 69,656
  Real estate depreciation, net of minority
    interest...............................     97,811        56,977      302,109    121,689     80,369
  Real estate depreciation related to
    unconsolidated entities................     15,006        18,962       59,360    104,764     34,840
  Amortization of intangibles..............      4,901         2,083       12,068     36,731     26,177
  Deferred tax provision...................         --           852          154      1,763      9,215
  Preferred stock dividends and
    distributions..........................     (6,735)       (6,530)     (26,112)   (33,943)   (20,837)
  Interest expense on convertible preferred
    securities.............................        525         2,429        8,869      4,858         --
  Loss (gain) on disposition of
    properties.............................        (66)       (5,105)     (26,335)     1,785     (4,674)
                                              --------       -------     --------   --------   --------
Funds from operations......................   $126,779       $98,122     $439,830   $321,359   $194,746
                                              ========       =======     ========   ========   ========

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     The following table sets forth our summary pro forma financial information for the three months ended March 31, 2001 and for the year ended December 31, 2000. The pro forma financial information has been prepared as if the following transactions had occurred on January 1, 2000: our merger with Oxford Tax Exempt Fund II Limited Partnership, or OTEF; the sale of OTEF bonds in April 2001 and the repayment of short term debt with the proceeds of such sale; and a number of other transactions completed by AIMCO prior to the OTEF merger, including the Oxford acquisition.

                                                              FOR THE THREE
                                                              MONTHS ENDED    FOR THE YEAR ENDED
                                                                MARCH 31,        DECEMBER 31,
                                                                  2001               2000
                                                              -------------   ------------------
                                                               (UNAUDITED)       (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
OPERATING DATA:
Income from rental property operations......................    $193,338          $ 297,859
Income from service company business........................      12,789             10,787
Income before minority interest in AIMCO operating
  partnership...............................................      16,534            143,137
Net income..................................................      15,131            127,882
Net income allocable to preferred stockholders..............      20,945             72,183
Net income (loss) allocable to common stockholders..........      (5,814)            55,699
PER SHARE DATA:
Basic earnings (loss) per common share......................    $  (0.08)         $    0.81
Diluted earnings (loss) per common share....................    $  (0.08)         $    0.79
Weighted average number of common shares outstanding........      72,810             68,832
Weighted average number of common shares and common share
  equivalents outstanding...................................      72,810             70,669
Dividends paid per common share.............................    $   0.78          $    2.80
CASH FLOW DATA:
Cash provided by operating activities.......................    $ 86,350          $ 423,132
Cash used in investing activities...........................     (35,025)          (328,814)
Cash used in financing activities...........................     (97,463)            (3,108)
OTHER DATA:
Funds from operations(1)....................................    $127,976          $ 508,634
Weighted average number of common shares, common share
  equivalents and partnership common units outstanding......     102,552             99,754

---------------

(1) The following is a reconciliation of the pro forma income before minority interest in the AIMCO operating partnership to pro forma FFO:

                                                              FOR THE THREE
                                                              MONTHS ENDED    FOR THE YEAR ENDED
                                                                MARCH 31,        DECEMBER 31,
                                                                  2001               2000
                                                              -------------   ------------------
                                                               (UNAUDITED)       (UNAUDITED)
                                                                        (IN THOUSANDS)
Income before minority interest in AIMCO operating
  partnership...............................................    $ 16,534          $ 143,137
  (Gain) loss on disposition of properties..................         (66)           (26,335)
  Real estate depreciation, net of minority interests.......      97,811            312,199
  Real estate depreciation related to unconsolidated
     entities...............................................      15,006             80,286
  Amortization of intangibles...............................       4,901             16,598
  Interest expense on convertible preferred securities......         525              8,869
  Preferred stock dividends and distributions...............      (6,735)           (26,120)
                                                                --------          ---------
Funds from operations.......................................    $127,976          $ 508,634
                                                                ========          =========

             RATIO OF EARNINGS AND FREE CASH FLOW TO FIXED CHARGES

                                                       HISTORICAL
                                   --------------------------------------------------
                                                         AIMCO                                PRO FORMA(5)(6)
                                   --------------------------------------------------   ----------------------------
                                         FOR THE THREE             FOR THE YEARS
                                         MONTHS ENDED                  ENDED            FOR THE THREE     FOR THE
                                           MARCH 31,                DECEMBER 31,        MONTHS ENDED     YEAR ENDED
                                   -------------------------   ----------------------     MARCH 31,     DECEMBER 31,
                                      2001          2000       2000    1999     1998        2001            2000
                                   -----------   -----------   -----   -----   ------   -------------   ------------
                                   (UNAUDITED)   (UNAUDITED)                             (UNAUDITED)    (UNAUDITED)
Ratio of earnings to fixed
  charges(1).....................     1.5:1         1.7:1      1.5:1   2.3:1    1.8:1       1.5:1          1.6:1
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(2).............     1.2:1         1.3:1      1.2:1   1.6:1    1.4:1       1.2:1          1.2:1
Ratio of free cash flow to
  interest expense(3)............     2.4:1         2.6:1      2.6:1   2.7:1    2.8:1       2.5:1          2.5:1
Ratio of free cash flow to
  interest expense and preferred
  stock dividends(4).............     1.9:1         2.0:1      2.1:1   2.0:1    2.2:1       1.9:1          2.0:1

---------------
(1) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized.

(2) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(3) The ratio of free cash flow to interest expense was computed by dividing free cash flow by interest expense. For this purpose, "free cash flow" consists of FFO less a reserve for capital replacements of $300 per apartment unit, plus interest expense and preferred stock dividends. "Interest expense" consists of our pro rata share of interest expense (including amortization of loan costs) and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(4) The ratio of free cash flow to interest expense and preferred dividends was computed by dividing free cash flow by interest expense plus preferred stock dividends. For this purpose, "free cash flow" consists of FFO less a reserve for capital replacements of $300 per apartment unit, plus interest expense and preferred stock dividends. "Interest expense" consists of our pro rata share of interest expense (including amortization of loan costs) and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(5) On a pro forma basis, to reflect the pro forma transactions and the issuance of the Class R Preferred Stock and the application of the net proceeds therefrom to repay indebtedness as if all such transactions had occurred on January 1, 2000, the ratio of earnings to fixed charges was 1.5:1 and 1.5:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, the ratio of earnings to combined fixed charges and preferred stock dividends was 1.2:1 and 1.2:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, the ratio of free cash flow to interest expense was 2.5:1 and 2.5:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, and the ratio of free cash flow to interest expense and preferred stock dividends was 1.9:1 and 2.0:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively.

(6) The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends and the ratios of free cash flow to interest expense and free cash flow to interest expense and preferred stock dividends on a pro forma basis and a pro forma, as adjusted basis, are lower than the historical ratios for like periods as a result of the Oxford acquisition. The Oxford properties are currently more highly leveraged than the remainder of our properties. In addition, the purchase price of the Oxford acquisition was primarily financed with corporate debt. The borrowings related to the Oxford acquisition had been fully repaid as of March 31, 2001. Additionally, the pro forma ratios reflect historical operating results of the Oxford properties and exclude anticipated expense savings under our management, primarily related to general and administrative, personnel and property insurance costs.

                                  RISK FACTORS

     Before you invest in our securities, you should be aware that there are various risks, including those described below. You should consider carefully these risk factors together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase our securities.

     Some of the information in this prospectus supplement and the accompanying prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risk factors noted in this section and other factors noted throughout this prospectus supplement and the accompanying prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

IF WE ARE NOT ABLE TO SUCCESSFULLY ACQUIRE, REDEVELOP AND EXPAND APARTMENT PROPERTIES, OUR RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED

     Generally. The selective acquisition, redevelopment and expansion of apartment properties is one component of our growth strategy. However, we may not be able to successfully complete transactions in the future. Although we seek to acquire, develop and expand properties only when such activities increase our net income on a per share basis, such transactions may fail to perform in accordance with our expectations. When we develop or expand properties, we are subject to the risks that:

     - costs may exceed original estimates;

     - occupancy and rental rates at the property may be below our projections;

     - financing may not be available on favorable terms or at all;

     - redevelopment and leasing of the properties may not be completed on schedule; and

     - we may experience difficulty or delays in obtaining necessary zoning, land-use, building, occupancy and other governmental permits and authorizations.

     We may have difficulty integrating any acquired businesses or properties. We have grown rapidly. Since our initial public offering in July 1994, we have completed numerous acquisition transactions, expanding our portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 1,643 apartment properties with 313,376 units as of March 31, 2001. These acquisitions have included purchases of properties and interests in entities that own or manage properties, as well as corporate mergers. Our ability to successfully integrate acquired businesses and properties depends, among other things, on our ability to:

     - attract and retain qualified personnel;

     - integrate the personnel and operations of the acquired businesses;

     - maintain uniform standards, controls, procedures and policies; and

     - maintain adequate accounting and information systems.

     We can provide no assurance that we will be able to accomplish these goals and successfully integrate any acquired businesses or properties. If we fail to successfully integrate such businesses, our results of operations could be adversely affected.

     As our size increases, it becomes more difficult for us to achieve rapid growth. Our rapid growth since our initial public offering in July 1994 was achieved when we were a smaller company. As a result of our current size, future acquisitions of the same size and magnitude will have a smaller impact on us. It is also more difficult for us to identify and complete acquisitions of greater size that are consistent with our growth strategy. In fact, since December 31, 2000, our portfolio of owned or managed properties has declined from 1,720 apartment properties with 226,289 units to 1,643 apartment properties with 313,376 units as of March 31, 2001.

     We are subject to litigation associated with partnership acquisitions, which could increase our expenses and prevent completion of beneficial transactions. We have engaged in, and intend to continue to engage in, the selective acquisition of interests in limited partnerships that own apartment properties. In some cases, we have acquired the general partner of a partnership and then made an offer to acquire the limited partners' interests in the partnership. In these transactions, we may be subject to litigation based on claims that the general partner has breached its fiduciary duty to its limited partners or that the transaction violates the relevant partnership agreement. Although we intend to comply with our fiduciary obligations and relevant partnership agreements, we may incur additional costs in connection with the defense or settlement of this type of litigation. In some cases, this type of litigation may adversely affect our desire to proceed with, or our ability to complete, a particular transaction. Any litigation of this type could also have a material adverse effect on our results of operations.

OUR EXISTING AND FUTURE DEBT FINANCING COULD RENDER US UNABLE TO OPERATE, RESULT IN FORECLOSURE ON OUR PROPERTIES OR PREVENT US FROM MAKING DISTRIBUTIONS ON OUR EQUITY

     Our strategy is generally to incur debt to increase the return on our equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1. However, our Board of Directors could change this strategy at any time and increase our leverage. Our organizational documents do not limit the amount of debt that we may incur, and we have significant amounts of debt outstanding. Payments of principal and interest may leave us with insufficient cash resources to operate our properties or pay distributions required to be paid in order to maintain our qualification as a REIT. We are also subject to the risk that our cash flow from operations will be insufficient to make required payments of principal and interest, and the risk that existing indebtedness may not be refinanced or that the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we fail to make required payments of principal and interest on any debt, our lenders could foreclose on the properties securing such debt which would result in loss of income and asset value to us. As of March 31, 2001, substantially all of the properties that we owned or controlled were encumbered by debt. As of March 31, 2001, we had $4.6 billion of indebtedness outstanding on a consolidated basis, all of which was secured.

INCREASES IN INTEREST RATES MAY INCREASE OUR INTEREST EXPENSE

     As of March 31, 2001, approximately $420.7 million of our debt (9.1% of the total) was subject to variable interest rates. An increase in interest rates could increase our interest expense and reduce our cash flow and our ability to service our indebtedness and make distributions.

WE MAY INCUR LOSSES DUE TO INTEREST RATE HEDGING TRANSACTIONS

     From time to time, in anticipation of refinancing debt, we enter into agreements to reduce the risks associated with increases in short term interest rates. Although these agreements provide us with some protection against rising interest rates, these agreements also reduce the benefits to us when interest rates decline. These agreements involve the following risks:

     - interest rate movements during the term of the agreement may result in a loss to us;

     - we may be exposed to losses if the hedge is not indexed to the same rate as the debt anticipated to be incurred; and

     - we may incur a loss if the counterparty to the agreement fails to pay.

COVENANT RESTRICTIONS MAY LIMIT OUR ABILITY TO MAKE PAYMENTS TO OUR INVESTORS

     Some of our debt and other securities contain covenants that restrict our ability to make distributions or other payments to our investors unless certain financial tests or other criteria are satisfied. Our credit facilities provide that we may make distributions to our investors during any 12-month period in an aggregate amount that does not exceed the greater of 80% of our funds from operations for such period or such amount as may be necessary to maintain our REIT status. The credit facilities prohibit all distributions if our:

     - fixed charge coverage ratio is less than 1.75 to 1;

     - interest coverage ratio is less than 2.25 to 1;

     - unsecured debt service coverage ratio is less than 3.00 to 1;

     - total combined debt to gross asset value ratio exceeds 0.55 to 1;

     - total combined debt to gross asset value ratio exceeds 0.65 to 1;

     - encumbered property debt coverage ratio is less than 1.60 to 1; or

     - consolidated net worth is less than the sum of $2.24 billion and 85% of the net proceeds of any securities issuances after June 30, 2000.

     Our outstanding classes of preferred stock prohibit the payment of dividends on our common stock if we fail to pay the dividends to which the holders of the preferred stock are entitled. In addition, our 6 1/2% convertible debentures prohibit the payment of dividends on our capital stock if we elect to defer payments of interest on these convertible debentures, which we may have the right to do for up to 60 months. If we are unable to pay dividends, we may fail to qualify as a REIT. This would subject us to corporate taxation and reduce our ability to make distributions to you.

WE DEPEND ON DISTRIBUTIONS AND OTHER PAYMENTS FROM OUR SUBSIDIARIES THAT THEY MAY BE PROHIBITED FROM MAKING TO US

     All of our properties are owned, and all of our operations are conducted, by the AIMCO operating partnership and our other subsidiaries. As a result, we depend on distributions and other payments from the subsidiaries in order to satisfy our financial obligations and make payments to our investors. The ability of the subsidiaries to make such distributions and other payments is dependent upon their earnings and may be subject to statutory or contractual limitations. As an equity investor in the subsidiaries, our right to receive assets upon their liquidation or reorganization will be effectively subordinated to the claims of their creditors. To the extent that we are recognized as a creditor of such subsidiaries, our claims would still be subordinate to any security interest in or other lien on their assets and to any of their debt or other obligations that are senior to us.

CHANGES IN THE REAL ESTATE MARKET MAY LIMIT OUR ABILITY TO GENERATE FUNDS FROM OPERATIONS

     Our ability to make payments to our investors depends on our ability to generate funds from operations in excess of required debt payments and capital expenditure requirements. Funds from operations and the value of our properties may be adversely affected by events or conditions beyond our control, including:

     - the general economic climate;

     - competition from other apartment communities and alternative housing;

     - local conditions, such as an increase in unemployment or an oversupply of apartments, that might adversely affect apartment occupancy or rental rates;

     - changes in governmental regulations and the related cost of compliance;

     - increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

     - changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

     - changes in interest rate levels and the availability of financing; and

     - the relative illiquidity of real estate investments.

WE MAY BE SUBJECT TO COSTLY ENVIRONMENTAL LIABILITIES, WHICH COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS

     Various Federal, state and local laws subject property owners or operators to liability for the costs of removal or remediation of certain hazardous substances released on a property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous substances. The presence of, or the failure to properly remediate, hazardous substances may adversely affect occupancy at contaminated apartment communities and our ability to sell or borrow against these properties. In addition to the costs associated with investigation and remediation actions brought by governmental agencies, the presence of hazardous wastes on a property could result in personal injury or similar claims by private plaintiffs. Various laws also impose liability for the cost of removal or remediation of hazardous or toxic substances at the disposal or treatment facility. Anyone who arranges for the disposal or treatment of hazardous or toxic substances is potentially liable under these laws. These laws often impose liability whether or not the person arranging for the disposal ever owned or operated the disposal facility.

LAWS BENEFITING DISABLED PERSONS MAY RESULT IN OUR INCURRENCE OF UNANTICIPATED EXPENSES

     Under the Americans with Disabilities Act of 1990, or ADA, all places intended to be used by the public are required to meet certain Federal requirements related to access and use by disabled persons. Likewise, the Fair Housing Amendments Act of 1988, or FHAA, requires apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. These and other Federal, state and local laws may require modifications to our properties, or restrict renovations of the properties. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants and also could result in an order to correct any non-complying feature, which could result in substantial capital expenditures. Although we believe that our properties are substantially in compliance with present requirements, we may incur unanticipated expenses to comply with the ADA and the FHAA.

AFFORDABLE HOUSING REGULATIONS MAY LIMIT RENT INCREASES AT SOME OF OUR PROPERTIES, REDUCING OUR REVENUE AND, IN SOME CASES, CAUSING US TO SELL PROPERTIES THAT WE MIGHT OTHERWISE CONTINUE TO OWN

     As of March 31, 2001, we owned or controlled 580 properties, held an equity interest in 612 properties and managed for third parties and affiliates 451 properties that benefit from governmental programs intended to provide housing to people with low or moderate incomes. These programs, which are usually administered by the U.S. Department of Housing and Urban Development, or HUD, or state housing finance agencies, typically provide mortgage insurance, favorable financing terms or rental assistance payments to the property owners. As a condition to the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts. If permitted rents on a property are insufficient to cover costs, a sale of the property may become necessary, which could result in a loss of management fee revenue. We usually need to obtain the approval of HUD in order to manage, or acquire a significant interest in, a HUD-assisted property. We may not always receive such approval.

THE LOSS OF PROPERTY MANAGEMENT CONTRACTS MAY REDUCE OUR REVENUES

     We manage some properties owned by third parties. In 2000, we received $25.1 million of revenue from the management of such properties, including $9.4 million from the Oxford entities, which we acquired in 2000. We may suffer a loss of revenue if we lose our right to manage these properties or if the rental revenues upon which our management fees are based decline. In general, management contracts may be terminated or otherwise lost as a result of:

     - a disposition of the property by the owner in the ordinary course or as a result of financial distress of the property owner;

     - the property owner's determination that our management of the property is unsatisfactory;

     - willful misconduct, gross negligence or other conduct that constitutes grounds for termination; or

     - with respect to certain affordable properties, termination of such contracts by HUD or state housing finance agencies, generally at their discretion.

WE DEPEND ON OUR CHIEF EXECUTIVE OFFICER AND PRESIDENT; OUR OPERATIONS WOULD BE HARMED IF WE LOST THEIR SERVICES

     Although we have entered into employment agreements with our Chairman and Chief Executive Officer, Terry Considine, and our President, Peter K. Kompaniez, the loss of either of their services could have an adverse effect on our operations.

WE MAY ENGAGE IN TRANSACTIONS WITH AFFILIATES AND EXPERIENCE CONFLICTS OF INTEREST INHERENT IN THESE TRANSACTIONS

     We have been, and continue to be, involved in various transactions with a number of our affiliates, including our executive officers, directors and entities in which they own interests. We have adopted certain policies designed to minimize or eliminate the conflicts of interest inherent in these transactions, including a requirement that a majority of our disinterested directors approve certain transactions with affiliates. However, we cannot assure you that these policies will be successful in eliminating the influence of such conflicts. Furthermore, these policies are subject to change without the approval of our stockholders.

AS A REIT, WE ARE SUBJECT TO SUBSTANTIAL RISKS RELATED TO OUR COMPLIANCE WITH THE TAX LAWS

     We may fail to qualify as a REIT. We believe that we operate in a manner that enables us to meet the requirements for qualification as a REIT for Federal income tax purposes; however, future economic, market, legal, tax or other considerations may cause us to fail to qualify as a REIT, or our board of directors may determine to revoke our REIT status. If we fail to qualify as a REIT, we will not be allowed a deduction for dividends paid to our stockholders in computing our taxable income, and we will be subject to Federal income tax at regular corporate rates. This would substantially reduce our funds available for payment to our investors. See "Certain Federal Income Tax Consequences".

     In addition, our failure to qualify as a REIT would trigger the following consequences:

     - we would be obligated to repurchase a material amount of our preferred stock, plus accrued and unpaid dividends to the date of repurchase; and

     - we would be in default under our primary credit facilities and certain other loan agreements.

     REIT distribution requirements limit our available cash. As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we have available for other business purposes, including amounts to fund our growth.

     Legislative or other actions affecting REITs could have a negative impact on us. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, or IRS, and the U.S. Treasury Department. Changes to the tax laws (which may have retroactive application) could adversely affect our investors. We cannot predict how changes in the tax law might affect us or our investors. For example, under recently enacted legislation, effective January 1, 2001, if any of our management companies were deemed to operate or manage a health care or lodging facility, we would fail to qualify as a REIT. While we believe that, as of January 1,

2001, none of the management companies operate or manage any health care or lodging facilities, the statute provides little guidance as to the definition of a health care or lodging facility. Accordingly, we cannot assure you that the IRS will not contend that any of our management companies operate or manage a health care or lodging facility, resulting in our disqualification as a REIT.

     We may be subject to other tax liabilities. Even if we qualify as a REIT, we and our subsidiaries may be subject to certain Federal, state and local taxes on our income and property. Any such taxes would reduce our operating cash flow.

LIMITS ON OWNERSHIP OF SHARES IN OUR CHARTER MAY RESULT IN THE LOSS OF ECONOMIC AND VOTING RIGHTS BY PURCHASERS THAT VIOLATE THOSE LIMITS

     Our charter limits ownership of our common stock by any single stockholder to 8.7% of our outstanding shares, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. Our charter also limits ownership of our common stock and preferred stock by any single stockholder to 8.7% of the value of the outstanding common stock and preferred stock, or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine. The charter also prohibits anyone from buying shares if the purchase would result in us losing our REIT status. This could happen if a share transaction results in fewer than 100 persons owning all of our shares or results in five or fewer persons, applying certain attribution rules of the Internal Revenue Code, owning 50% or more of the value of all of our shares. If you or anyone else acquires shares in excess of the ownership limit or in violation of the ownership requirements of the Internal Revenue Code for REITs:

     - the transfer will be considered null and void;

     - we will not reflect the transaction on our books;

     - we may institute legal action to enjoin the transaction;

     - we may demand repayment of any dividends received by the affected person on those shares;

     - we may redeem the shares;

     - the affected person will not have any voting rights for those shares; and

     - the shares (and all voting and dividend rights of the shares) will be held in trust for the benefit of one or more charitable organizations designated by us.

     We may purchase the shares held in trust at a price equal to the lesser of the price paid by the transferee of the shares or the then current market price. If the trust transfers any of the shares, the affected person will receive the lesser of the price he paid for the shares or the then current market price. An individual who acquires shares that violate the above rules bears the risk that the individual:

     - may lose control over the power to dispose of such shares;

     - may not recognize profit from the sale of such shares if the market price of the shares increases;

     - may be required to recognize a loss from the sale of such shares if the market price decreases; and

     - may be required to repay to us any distributions received from us as a result of his or her ownership of the shares.

OUR CHARTER AND MARYLAND LAW MAY LIMIT THE ABILITY OF A THIRD PARTY TO ACQUIRE CONTROL OF US

     Ownership limit. The 8.7% ownership limit discussed above may have the effect of precluding acquisition of control of us by a third party without the consent of our Board of Directors.

     Preferred stock. Our charter authorizes our Board of Directors to issue up to 510,587,500 shares of capital stock. As of March 31, 2001, 461,902,738 shares were classified as Class A Common Stock, and 48,684,762 shares were classified as preferred stock. Under the charter, our Board of Directors has the authority to classify and reclassify any of our unissued shares of capital stock into shares of preferred stock with such preferences, rights, powers and restrictions as our Board of Directors may determine. The authorization and issuance of preferred stock could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders' best interests.

     Maryland business statutes. As a Maryland corporation, we are subject to various Maryland laws which may have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests. The Maryland General Corporation Law restricts mergers and other business combination transactions between us and any person who acquires beneficial ownership of shares of our stock representing 10% or more of the voting power without our Board of Directors' prior approval. Any such business combination transaction could not be completed until five years after the person acquired such voting power, and generally only with the approval of stockholders representing 80% of all votes entitled to be cast and 66% of the votes entitled to be cast, excluding the interested stockholder, or upon payment of a fair price. Maryland law also provides generally that a person who acquires shares of our stock that represent 10% or more of the voting power in electing directors will have no voting rights unless approved by a vote of two-thirds of the shares eligible to vote. Additionally, recent changes to Maryland law may make it more difficult for someone to acquire us. Maryland law now provides, among other things, that the board of directors has broad discretion in adopting stockholders' rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. In addition, Maryland law provides that corporations which:

     - have three directors who are not employees of the entity or related to an acquiring person; and

     - are subject to the reporting requirements of the Securities Exchange Act of 1934,

may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of a special subtitle which provides that:

     - the corporation will have a staggered board of directors;

     - any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

     - the number of directors may only be set by the board of directors, even if the procedure is contrary to the charter or bylaws;

     - vacancies may only be filled by the remaining directors, even if the procedure is contrary to the charter or bylaws; and

     - the secretary of the corporation may call a special meeting of stockholders at the request of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, even if the procedure is contrary to the charter or bylaws.

LACK OF PUBLIC MARKET FOR THE CLASS R PREFERRED STOCK

     There is no established trading market for the Class R Preferred Stock. Although we intend to apply to list the Class R Preferred Stock on the NYSE, we cannot assure you either that we will make that application, or that it will be accepted. Moreover, while the underwriters have informed us that they intend to make a market in the Class R Preferred Stock, they are not obligated to do so and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a trading market for the Class R Preferred Stock will develop. Moreover, if a market for the Class R Preferred Stock does develop, the Class R Preferred Stock could trade below the initial public offering price. The initial public offering price has been determined by agreement between us and the underwriters and may not be indicative of the market price for Class R Preferred Stock after the offering. If a market for the Class R Preferred Stock does not develop, you may be unable to resell the Class R Preferred Stock for an extended period of time, if at all. Future trading prices of the Class R Preferred Stock will depend upon many factors, including among other things, our operating results.

                                USE OF PROCEEDS

     We intend to contribute the net proceeds from the sale of the Class R Preferred Stock, estimated to be approximately $86,690,000 after deducting the underwriting discount of $2,835,000 and estimated offering expenses of $475,000 ($99,764,750 if the underwriters' over-allotment option is exercised in full), to the AIMCO operating partnership in exchange for a preferred interest in the AIMCO operating partnership. The terms of the preferred interest in the AIMCO operating partnership will be substantially equivalent to the terms of the Class R Preferred Stock. The AIMCO operating partnership intends to use the amounts received from us to repay existing indebtedness under its credit facility. The AIMCO operating partnership's existing indebtedness under its credit facility bore interest at a weighted average rate of 7.7% at March 31, 2001 and is scheduled to be repaid by July 2002.

                                 CAPITALIZATION

     The following table sets forth our capitalization at March 31, 2001 (1) on a historical basis; (2) on a pro forma basis to reflect the sale of OTEF bonds in April 2001 and the repayment of short term debt with the proceeds of such sale as if such transactions had occurred on March 31, 2001; and (3) on a pro forma, as adjusted, basis to reflect all pro forma adjustments and the offering of the Class R Preferred Stock. The information set forth in the following table should be read in connection with, and is qualified in its entirety by reference to, the financial statements and notes thereto incorporated by reference in the accompanying prospectus. The following pro forma and pro forma, as adjusted, data assumes that the foregoing transactions occurred on March 31, 2001, and does not purport to be indicative of the capitalization of AIMCO that would have resulted had such transactions in fact occurred on such date. See
"Summary -- Summary Pro Forma Financial Information."

                                                                       AT MARCH 31, 2001
                                                            ---------------------------------------
                                                                                        PRO FORMA,
                                                            HISTORICAL     PRO FORMA    AS ADJUSTED
                                                            -----------   -----------   -----------
                                                            (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                        (IN THOUSANDS)
Long Term Mortgage Debt:
Secured notes payable.....................................  $3,553,309    $3,553,309    $3,553,309
Secured tax-exempt bond financing.........................     773,035       773,035       773,035
Short Term Debt:
Secured short term financing..............................     275,603       180,965        94,275
Mandatorily Redeemable Convertible Preferred Securities
  and Minority Interest:
Mandatorily redeemable convertible preferred securities of
  a subsidiary trust......................................      32,270        32,270        32,270
Minority interest in other entities.......................     113,924       113,924       113,924
Minority interest in the AIMCO operating partnership......     320,038       320,038       320,038
Stockholders' Equity:
Class B Cumulative Convertible Preferred Stock, $.01 par
  value, 750,000 shares authorized, 419,471 shares issued
  and outstanding(1)......................................      41,947        41,947        41,947
Class C Cumulative Preferred Stock, $.01 par value,
  2,400,000 shares authorized, 2,400,000 shares issued and
  outstanding.............................................      59,845        59,845        59,845
Class D Cumulative Preferred Stock, $.01 par value,
  4,200,000 shares authorized, 4,200,000 shares issued and
  outstanding.............................................     105,000       105,000       105,000
Class G Cumulative Preferred Stock, $.01 par value,
  4,050,000 shares authorized, 4,050,000 shares issued and
  outstanding.............................................     101,000       101,000       101,000
Class H Cumulative Preferred Stock, $.01 par value,
  2,000,000 shares authorized, 2,000,000 shares issued and
  outstanding.............................................      49,925        49,925        49,925
Class I Cumulative Preferred Stock, $.01 par value,
  10,000,000 shares authorized, 0 shares issued and
  outstanding.............................................
Class J Cumulative Convertible Preferred Stock, $.01 par
  value, 1,250,000 shares authorized, 0 shares issued and
  outstanding.............................................
Class K Convertible Cumulative Preferred Stock, $.01 par
  value, 5,000,000 shares authorized, 5,000,000 shares
  issued and outstanding(2)...............................     125,000       125,000       125,000
Class L Convertible Cumulative Preferred Stock, $.01 par
  value, 5,000,000 shares authorized, 5,000,000 shares
  issued and outstanding(3)...............................     125,000       125,000       125,000
Class M Convertible Cumulative Preferred Stock, $.01 par
  value, 1,600,000 shares authorized, 1,200,000 shares
  issued and outstanding(4)...............................      30,000        30,000        30,000

                                                                       AT MARCH 31, 2001
                                                            ---------------------------------------
                                                                                        PRO FORMA,
                                                            HISTORICAL     PRO FORMA    AS ADJUSTED
                                                            -----------   -----------   -----------
                                                            (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                        (IN THOUSANDS)
Class N Convertible Cumulative Preferred Stock, $.01 par
  value, 4,000,000 shares authorized, 4,000,000 shares
  issued and outstanding(5)...............................     100,000       100,000       100,000
Class O Cumulative Convertible Preferred Stock, $.01 par
  value, 1,904,762 shares authorized, 1,904,762 shares
  issued and outstanding(6)...............................     100,000       100,000       100,000
Class P Convertible Cumulative Preferred Stock, $.01 par
  value, 4,000,000 shares authorized, 4,000,000 shares
  issued and outstanding(7)...............................     100,000       100,000       100,000
Class Q Cumulative Preferred Stock, $.01 par value,
  2,530,000 shares authorized, 2,530,000 shares issued and
  outstanding.............................................      63,250        63,250        63,250
Class R Cumulative Preferred Stock, $.01 par value, 0
  shares authorized on a historical basis and on a pro
  forma basis and 4,140,000 shares authorized on a pro
  forma, as adjusted basis, 0 shares issued and
  outstanding on a historical basis and on a pro forma
  basis and 3,600,000 shares issued and outstanding on a
  pro forma, as adjusted basis............................          --            --        90,000
Class A Common Stock, 461,902,738 shares authorized on a
  historical basis and on a pro forma basis, and
  457,762,738 on a pro forma, as adjusted basis,
  73,523,297 issued and outstanding on a historical basis,
  on a pro forma basis, and on a pro forma, as adjusted
  basis...................................................         735           735           735
Additional paid-in capital................................   2,175,904     2,175,904     2,172,594
Accumulated other comprehensive income....................       3,550            --            --
Notes receivable on common stock purchases................     (41,971)      (41,971)      (41,971)
Distributions in excess of earnings.......................    (424,928)     (424,928)     (424,928)
                                                            ----------    ----------    ----------
          Total stockholders' equity......................   2,714,257     2,710,707     2,797,397
                                                            ----------    ----------    ----------
          Total capitalization............................  $7,782,436    $7,684,248    $7,684,248
                                                            ==========    ==========    ==========

---------------

(1) Each share is convertible into approximately 3.28407 shares of Class A Common Stock.

(2) Each share is convertible into approximately 0.59524 shares of Class A Common Stock.

(3) Each share is convertible into approximately 0.5379 shares of Class A Common Stock.

(4) Each share is convertible into approximately 0.5681818 shares of Class A Common Stock.

(5) Each share is convertible into approximately 0.4762 shares of Class A Common Stock.

(6) Each share is convertible into approximately one share of Class A Common Stock.

(7) Each share is convertible into approximately 0.4464 shares of Class A Common Stock.

             RATIO OF EARNINGS AND FREE CASH FLOW TO FIXED CHARGES

                                                    HISTORICAL
                                 -------------------------------------------------
                                                       AIMCO                               PRO FORMA(5)(6)
                                 -------------------------------------------------   ----------------------------
                                                                    FOR THE
                                   FOR THE THREE MONTHS           YEARS ENDED        FOR THE THREE     FOR THE
                                      ENDED MARCH 31,            DECEMBER 31,        MONTHS ENDED     YEAR ENDED
                                 -------------------------   ---------------------     MARCH 31,     DECEMBER 31,
                                    2001          2000       2000    1999    1998        2001            2000
                                 -----------   -----------   -----   -----   -----   -------------   ------------
                                 (UNAUDITED)   (UNAUDITED)                            (UNAUDITED)    (UNAUDITED)
Ratio of earnings to fixed
  charges(1)...................     1.5:1         1.7:1      1.5:1   2.3:1   1.8:1       1.5:1          1.6:1
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends(2)...........     1.2:1         1.3:1      1.2:1   1.6:1   1.4:1       1.2:1          1.2:1
Ratio of free cash flow to
  interest expense(3)..........     2.4:1         2.6:1      2.6:1   2.7:1   2.8:1       2.5:1          2.5:1
Ratio of free cash flow to
  interest expense and
  preferred stock
  dividends(4).................     1.9:1         2.0:1      2.1:1   2.0:1   2.2:1       1.9:1          2.0:1

---------------
(1) The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized.

(2) The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interests (which includes equity in earnings of unconsolidated subsidiaries and partnerships only to the extent of dividends received) plus fixed charges (other than any interest which has been capitalized); "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(3) The ratio of free cash flow to interest expense was computed by dividing free cash flow by interest expense. For this purpose, "free cash flow" consists of FFO less a reserve for capital replacements of $300 per apartment unit plus interest expense and preferred stock dividends. "Interest expense" consists of our pro rata share of interest expense (including amortization of loan costs) and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(4) The ratio of free cash flow to interest expense and preferred dividends was computed by dividing free cash flow by interest expense plus preferred stock dividends. For this purpose, "free cash flow" consists of FFO less a reserve for capital replacements of $300 per apartment unit plus interest expense and preferred stock dividends. "Interest expense" consists of our pro rata share of interest expense (including amortization of loan costs) and "preferred stock dividends" consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(5) On a pro forma basis, to reflect the pro forma transactions and the issuance of the Class R Preferred Stock and the application of the net proceeds therefrom to repay indebtedness as if all such transactions had occurred on January 1, 2000, the ratio of earnings to fixed charges was 1.5:1 and 1.5:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, the ratio of earnings to combined fixed charges and preferred stock dividends was 1.2:1 and 1.2:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, the ratio of free cash flow to interest expense was 2.5:1 and 2.5:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively, and the ratio of free cash flow to interest expenses and preferred stock dividends was 1.9:1 and 2.0:1 for the three months ended March 31, 2001, and the year ended December 31, 2000, respectively.

(6) The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends and the ratios of free cash flow to interest expense and free cash flow to interest expense and preferred stock dividends on a pro forma basis and a pro forma, as adjusted basis, are lower than the historical ratios for like periods as a result of the Oxford acquisition. The Oxford properties are currently more highly leveraged than the remainder of our properties. In addition, the purchase price of the Oxford acquisition was primarily financed with corporate debt. The borrowings related to the Oxford acquisition had been fully repaid as of March 31, 2001. Additionally, the pro forma ratios reflect historical operating results of the Oxford properties and exclude anticipated expense savings under our management, primarily related to general and administrative, personnel and property insurance costs.

                                  THE COMPANY

     AIMCO, a Maryland corporation formed on January 10, 1994, is a self-administered and self-managed REIT engaged in the ownership, acquisition, redevelopment, expansion and management of multi-family apartment properties. As of March 31, 2001, we owned, managed, or held an equity interest in 313,376 apartment units in 1,643 properties located in 47 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of December 2000 by the National Multi Housing Council, we believe that we are the largest owner and manager of multifamily apartment properties in the United States. As of March 31, 2001, we:

     - owned or controlled 157,368 units in 580 apartment properties;

     - held an equity interest in 99,374 units in 612 apartment properties; and

     - managed 56,634 units in 451 apartment properties for third party owners and affiliates.

     We conduct substantially all of our operations through our operating partnership, AIMCO Properties, L.P. Through wholly owned subsidiaries, we act as the sole general partner of the AIMCO operating partnership. As of March 31, 2001, we owned approximately an 86% interest in the AIMCO operating partnership. We manage apartment properties for third parties and affiliates through unconsolidated subsidiaries that we refer to as the "management companies." Generally, when we refer to "we," "us" or the "Company" in this prospectus supplement, we are referring to AIMCO, the AIMCO operating partnership, the management companies and their respective subsidiaries.

     Our principal executive offices are located at 2000 South Colorado Boulevard, Tower Two, Suite 2-1000, Denver, Colorado 80222-7900, and our telephone number is (303) 757-8101.

                              RECENT DEVELOPMENTS

SALE OF OTEF BONDS

     In April 2001, we completed the sale of tax exempt bonds acquired in the OTEF merger. We used the net proceeds of $94.6 million to repay indebtedness incurred in connection with the Oxford acquisition in September 2000 and indebtedness under our credit facility.

LINCOLN PLACE ACQUISITION

     On June 20, 2001, we acquired a 42.77% interest in Lincoln Place Apartments in Venice, California. We will acquire additional interests in Lincoln Place by July, 2002 that will result in us holding a 50% interest. The total purchase price for the 50% interest (inclusive of transaction costs) will be $59.3 million, including the assumption of AIMCO's share of existing debt of the partnership of approximately $18.8 million. The equity consideration will be paid with a combination of AIMCO operating partnership preferred units and cash. Lincoln Place is comprised of 795 units. A substantial redevelopment of these 795 units has commenced and it is contemplated that the redevelopment of all 795 units plus the construction of 44 new units will be completed over the next four years.

                         BUSINESS AND GROWTH STRATEGIES

OPERATING AND FINANCIAL STRATEGIES

     We strive to meet our objective of providing long-term, predictable FFO per share of Class A Common Stock, less an allowance for Capital Replacements of $300 per apartment unit, by implementing our operating and financing strategies which include the following:

     - Acquisition of Properties at Less than Replacement Cost. We attempt to acquire properties at a significant discount to their replacement cost.

     - Geographic Diversification. We operate in 47 states, the District of Columbia and Puerto Rico. This geographic diversification insulates us, to some degree, from inevitable downturns in any one market. Our net income before depreciation and interest expense is earned in more than 164 local markets. In 2000, the largest single market contributed 8.3% to net income before depreciation and interest expense, and the five largest markets contributed 30.9%.

     - Market Growth. We seek to operate in markets where population and employment growth are expected to exceed the national average and where we believe we can become a regionally significant owner or manager of properties.

     - Product Diversification. Our portfolio of apartment properties spans a wide range of apartment community types, both within and among markets, including garden and high-rise apartments, as well as corporate and student housing.

     - Capital Replacement. We believe that the physical condition and amenities of our apartment communities are important factors in our ability to maintain and increase rental rates. We allocate approximately $300 annually per owned apartment unit for capital replacements, and reserve unexpended amounts for future capital replacements.

     - Debt Financing. Our strategy is generally to incur debt to increase our return on equity while maintaining acceptable interest coverage ratios. We seek to maintain a ratio of free cash flow to combined interest expense and preferred stock dividends of between 2:1 and 3:1, and to match debt maturities to the character of the assets financed. For the year ended December 31, 2000, we were within these targets. We use predominantly long-term, fixed-rate and self-amortizing non-recourse debt in order to avoid the refunding or repricing risks of short-term borrowings. We use short-term debt financing to fund acquisitions and generally expect to refinance such borrowings with proceeds from equity offerings or long-term debt financings. As of March 31, 2001, approximately 6.0% of our outstanding debt was short-term debt and 94.0% was long-term debt.

     - Dispositions. We regularly sell properties that do not meet our return on investment criteria or that are located in areas where we do not believe that the long-term neighborhood values justify the continued investment in the properties.

     - Dividend Policy. We pay dividends on our Class A Common Stock to share our profitability with our stockholders. We distributed 59.9%, 61.3% and 65.8% of FFO to holders of Class A Common Stock for the years ended December 31, 2000, 1999 and 1998, respectively. It is the present policy of our Board of Directors to increase the dividend annually in an amount equal to one-half of the projected increase in FFO, adjusted for capital replacements, subject to minimum distribution requirements to maintain our REIT status.

GROWTH STRATEGIES

     We seek growth through two primary sources -- internal expansion and acquisitions.

  Internal Growth Strategies.

     We pursue internal growth primarily through the following strategies:

     - Revenue Increases. We increase rents where feasible and seek to improve occupancy rates.

     - Controlling Expenses. We reduce costs by local focus on the regional operating center level and by exploiting economies of scale. As a result of the size of our portfolio and our creation of regional concentrations of properties, we have the ability to leverage fixed costs for general and administrative expenditures and certain operating functions, such as insurance, information technology and training, over a large property base.

     - Redevelopment of Properties. We believe redevelopment of selected properties in superior locations provides advantages over development of new properties. We believe that redevelopment generally allows us to maintain rents comparable to new properties and, compared to development of new properties, can be accomplished with relatively lower financial risk, in less time and with reduced delays due to governmental regulation.

     - Expansion of Properties. We believe that expansion within or adjacent to properties that we already own or manage also provides growth opportunities at lower risk than new development. Such expansion can offer cost advantages to the extent common area amenities and on-site management personnel can service the property expansions. Our current policy is to limit redevelopments and expansions to 10% of total equity market capitalization.

     - Ancillary Services. We believe that our ownership and management of properties provides us with unique access to a customer base that allows us to provide additional services and thereby increase occupancy, increase rents and generate incremental revenue. We currently provide cable television, telephone services, appliance rental, and carport, garage and storage space rental at certain properties.

  Acquisition Strategies.

     We believe our acquisition strategies will increase profitability and predictability of earnings by increasing our geographic diversification, economies of scale and opportunities to provide ancillary services to tenants at our properties. Since our initial public offering in July 1994, we have completed numerous acquisition and management transactions, expanding our portfolio of owned or managed properties from 132 apartment properties with 29,343 units to 1,643 apartment properties with 313,376 units as of March 31, 2001. We acquire additional properties primarily in three ways:

     - Direct Acquisitions. We may directly, including through mergers and other business combinations, acquire individual properties or portfolios of properties and controlling interests in entities that own or control such properties or portfolios. To date, a significant portion of our growth has resulted from the acquisition of other companies that owned or controlled properties.

     - Acquisition of Managed Properties. We believe that our property management operations support our acquisition activities. Since our initial public offering, we have acquired from our managed portfolio 16 properties, not including those acquired in connection with the acquisition of the Oxford properties, comprising 5,697 units for total consideration of $189.9 million.

     - Increasing Our Interest in Partnerships. For properties where we own a general partnership interest in the property-owning partnership, we may seek to acquire, subject to our fiduciary duties, the interests in the partnership held by third parties for cash or, in some cases, in exchange for interests in the AIMCO operating partnership. As of March 31, 2001, we had completed almost 2,000 tender offers of limited partnership interests for cash and for interests in the AIMCO operating partnership.

PROPERTY MANAGEMENT STRATEGIES

     We seek to improve the operating results from our property management business by, among other methods, combining centralized financial control and uniform operating procedures with localized property management decision-making and market knowledge. Our management operations are organized into 25 regional operating centers. Each of the regional operating centers is supervised by a Regional Vice-President.

               DESCRIPTION OF CLASS R CUMULATIVE PREFERRED STOCK

     The following summary of the material terms and provisions of the Class R Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our charter and the articles supplementary to our charter establishing the Class R Preferred Stock, each of which is available from us. This description of the particular terms of the Class R Preferred Stock supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. For purposes of this section, when we refer to "we," "us" or "the Company," we are referring only to AIMCO.

GENERAL

     Under our charter, we are authorized to issue up to 510,587,500 shares of our capital stock, including common stock and preferred stock. As of March 31, 2001, 461,902,738 shares were classified as Class A Common Stock and 48,684,762 shares were classified as preferred stock.

     We are authorized to issue shares of preferred stock in one or more classes or subclasses, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in each case, if any as are permitted by Maryland law and as our Board of Directors may determine by resolution. See "Description of Preferred Stock" in the accompanying prospectus. The Class R Preferred Stock is a class of AIMCO's preferred stock. A total of 4,140,000 shares of Class R Preferred Stock have been authorized and the authorized shares of Class A Common Stock have been reduced accordingly. Our other authorized classes and series of preferred stock are as follows:

                                                                                   NUMBER OF
                                                                  NUMBER OF         SHARES
                  CLASS OF PREFERRED STOCK                    SHARES AUTHORIZED   OUTSTANDING
                  ------------------------                    -----------------   -----------
Class B Cumulative Convertible Preferred Stock
  ("Class B Preferred Stock")...............................        750,000          419,471
Class C Cumulative Preferred Stock ("Class C Preferred
  Stock")...................................................      2,400,000        2,400,000
Class D Cumulative Preferred Stock ("Class D Preferred
  Stock")...................................................      4,200,000        4,200,000
Class G Cumulative Preferred Stock ("Class G Preferred
  Stock")...................................................      4,050,000        4,050,000
Class H Cumulative Preferred Stock ("Class H Preferred
  Stock")...................................................      2,000,000        2,000,000
Class I Cumulative Preferred Stock ("Class I Preferred
  Stock")...................................................     10,000,000               --
Class J Cumulative Convertible Preferred Stock
  ("Class J Preferred Stock")...............................      1,250,000               --
Class K Convertible Cumulative Preferred Stock
  ("Class K Preferred Stock")...............................      5,000,000        5,000,000
Class L Convertible Cumulative Preferred Stock
  ("Class L Preferred Stock")...............................      5,000,000        5,000,000
Class M Convertible Cumulative Preferred Stock
  ("Class M Preferred Stock")...............................      1,600,000        1,200,000
Class N Convertible Cumulative Preferred Stock
  ("Class N Preferred Stock")...............................      4,000,000        4,000,000
Class O Cumulative Convertible Preferred Stock
  ("Class O Preferred Stock")...............................      1,904,762        1,904,762
Class P Convertible Cumulative Preferred Stock
  ("Class P Preferred Stock")...............................      4,000,000        4,000,000
Class Q Cumulative Preferred Stock
  ("Class Q Preferred Stock")...............................      2,530,000        2,530,000

RANKING

     The Class R Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, rank (a) prior or senior to the common stock and any other class or series of our capital stock if the holders of Class R Preferred Stock shall be entitled to receive dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series ("Class R Junior Stock"); (b) on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class I Preferred Stock, the Class J Preferred Stock, the Class K Preferred Stock, the Class L Preferred Stock, the Class M Preferred Stock, the Class N Preferred Stock, the Class O Preferred Stock, the Class P Preferred Stock, the Class Q Preferred Stock and any other class or series of our capital stock if the holders of such class or series of stock and the Class R Preferred Stock shall be entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class R Parity Stock"); and (c) junior to any class or series of our capital stock if the holders of such class or series shall be entitled to receive dividends and amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class R Preferred Stock ("Class R Senior Stock").

DIVIDENDS

     Holders of Class R Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for payment, quarterly cash dividends on the Class R Preferred Stock in an amount per share equal to $0.625 per share. The dividends shall be cumulative from the date of original issue, whether or not in any dividend period or periods we declare any dividends or have funds legally available for the payment of such dividend. We shall pay dividends quarterly on March 15, June 15, September 15 and December 15 of each year or, if not a business day, the next succeeding business day (each a "Dividend Payment Date"), beginning September 15, 2001. Any dividend payable on the Class R Preferred Stock for any partial dividend period will be computed ratably on the basis of twelve 30-day months and a 360-day year. The initial dividend payable on the Class R Preferred Stock will be $0.381944 per share. Dividends will be payable in arrears to holders of record as they appear on our stock records at the close of business on the March 1, June 1, September 1, or December 1, as the case may be, before the applicable Dividend Payment Date. Holders of Class R Preferred Stock shall not be entitled to receive any dividends in excess of cumulative dividends on the Class R Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Class R Preferred Stock that may be in arrears.

     When dividends are not paid in full upon the Class R Preferred Stock or any other class or series of Class R Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Class R Preferred Stock and any shares of Class R Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated, accrued and unpaid on the Class R Preferred Stock and accumulated, accrued and unpaid on such Class R Parity Stock. Except as set forth in the preceding sentence, unless dividends on the Class R Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for such payment, for all past dividend periods, no dividends shall be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Class R Parity Stock. Unless dividends equal to the full amount of all accumulated, accrued and unpaid dividends on the Class R Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment thereof has been set apart for such payment, for all past dividend periods, no dividends (other than dividends or distributions paid in shares of Class R Junior Stock or options, warrants or rights to subscribe for or purchase shares of Class R Junior Stock) may be declared or paid or set apart for payment by us and no other distribution of cash or other property may be declared or made, directly or indirectly, by us with respect to any shares of Class R Junior Stock, nor shall any shares of Class R Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of AIMCO or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock), directly or indirectly, by us (except by conversion into or exchange for shares of Class R Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Class R Junior Stock), nor shall any other cash or other property be paid or distributed to or for the benefit of holders of shares of Class R Junior Stock. Notwithstanding the foregoing provisions of this paragraph, we shall not be prohibited from (1) declaring or paying or setting apart for payment any dividend or distribution on any shares of Class R Parity Stock or (2) redeeming, purchasing or otherwise acquiring any Class R Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is necessary to maintain our qualification as a REIT.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of AIMCO, before we make or set apart any payment or distribution for the holders of any shares of Class R Junior Stock, the holders of shares of Class R Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class R Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. Holders of Class R Preferred Stock shall not be entitled to any further payment. Until the holders of the Class R Preferred Stock have been paid the Class R Liquidation Preference in full, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders, no payment shall be made to any holder of Class R Junior Stock upon the liquidation, dissolution or winding up of AIMCO. If upon any liquidation, dissolution or winding up of AIMCO, our assets, or proceeds thereof, distributable among the holders of Class R Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Class R Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Class R Preferred Stock and any such other Class R Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class R Preferred Stock and any such other Class R Parity Stock if all amounts payable thereon were paid in full. A voluntary or involuntary liquidation, dissolution or winding up of AIMCO shall not include our consolidation or merger with one or more corporations, a sale or transfer of all or substantially all of our assets, or a statutory share exchange. Upon any liquidation, dissolution or winding up of AIMCO, after payment shall have been made in full to the holders of Class R Preferred Stock and any Class R Parity Stock, any other series or class or classes of Class R Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Class R Preferred Stock and any Class R Parity Stock shall not be entitled to share therein.

REDEMPTION

     We may not redeem the shares of Class R Preferred Stock prior to July 20, 2006, except in certain limited circumstances relating to maintaining our ability to qualify as a REIT as described in "-- Restrictions on Ownership and Transfer". On and after July 20, 2006, we may, at our option, redeem shares of Class R Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the Class R Liquidation Preference, plus all accumulated, accrued and unpaid dividends, if any, to the date fixed for redemption (the "Redemption Date"). The redemption price for the Class R Preferred Stock (other than any portion thereof consisting of accumulated, accrued and unpaid dividends) shall be payable solely with the proceeds from the sale of equity securities by us or the AIMCO operating partnership (whether or not such sale occurs concurrently with such redemption). For purposes of the preceding sentence, "capital shares" means any common stock, preferred stock, depositary shares, partnership or other interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable at the option of the holder for equity securities (unless and to the extent such debt securities are subsequently converted into capital shares)) or options to purchase any of the foregoing securities issued by us or the AIMCO operating partnership.

     If we redeem any shares of Class R Preferred Stock and if the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares. We shall select the Redemption Date which shall not be less than 30 days nor more than 60 days after the date on which we send the notice of redemption. If full cumulative dividends on all outstanding shares of Class R Preferred Stock have not been paid or declared and set apart for payment, no shares of Class R Preferred Stock may be redeemed unless all outstanding shares of Class R Preferred Stock are simultaneously redeemed and neither we nor any of our affiliates may purchase or acquire shares of Class R Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Class R Preferred Stock.

     If fewer than all the outstanding shares of Class R Preferred Stock are to be redeemed, we will select those shares to be redeemed pro rata or by lot or in such other manner as the Board of Directors may determine.

     We shall mail notice of redemption of the Class R Preferred Stock to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder's address as the same appears on our stock records. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each notice shall state:

     - the Redemption Date;

     - the number of shares of Class R Preferred Stock to be redeemed;

     - the place or places where certificates for the shares of Class R Preferred Stock are to be surrendered; and

     - the redemption price payable on the Redemption Date, including, without limitation, a statement as to whether or not accumulated, accrued and unpaid dividends will be payable as part of the redemption price, or payable on the next Dividend Payment Date to the record holder at the close of business on the relevant record date as described above.

     From and after the Redemption Date (unless we default in the payment of our redemption obligation), dividends on the shares of Class R Preferred Stock to be redeemed will cease to accumulate or accrue, the shares shall no longer be deemed to be outstanding and all rights of the holders thereof shall cease, except the right to receive the cash payable upon such redemption without interest thereon. If the Redemption Date occurs after a dividend record date and on or prior to the related Dividend Payment Date, record holders at the close of business on the record date will have the right to receive the dividend payable on the Dividend Payment Date.

     The Class R Preferred Stock will have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions except as provided under "-- Restrictions on Ownership and Transfer."

     Subject to applicable law and the limitation on purchases when dividends on the Class R Preferred Stock are in arrears, we may, at any time and from time to time, purchase any shares of Class R Preferred Stock in the open market, by tender or by private agreement.

VOTING RIGHTS

     Holders of shares of Class R Preferred Stock will not have any voting rights, except as set forth below and except as otherwise required by applicable law.

     If and whenever dividends on any shares of Class R Preferred Stock or any series or class of Class R Parity Stock shall be in arrears for six or more quarterly periods, whether or not consecutive, the number of directors then constituting the AIMCO Board of Directors shall be increased by two, if not already increased by reason of similar types of provisions with respect to shares of Class R Parity Stock of any other class or series which is entitled to similar voting rights (the "Voting Preferred Stock"), and the holders of shares of Class R Preferred Stock, together with the holders of shares of all other Voting Preferred Stock then entitled to exercise similar voting rights, voting as a single class regardless of series, will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class R Preferred Stock and of the Voting Preferred Stock called for that purpose. We must call such special meeting upon the request of any holder of shares of Class R Preferred Stock. Whenever dividends in arrears on outstanding shares of the Class R Preferred Stock and the Voting Preferred Stock shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Class R Preferred Stock and of the Voting Preferred Stock to elect the additional two directors shall cease and the terms of office of the directors shall terminate and the number of directors constituting our Board of Directors shall be reduced accordingly.

     The affirmative vote or consent of at least 66 2/3% of the votes entitled to be cast by the holders of the outstanding shares of Class R Preferred Stock and the holders of all other classes or series of Class R Parity Stock entitled to vote on such matters, voting as a single class, will be required to (1) authorize, create, increase the authorized amount of, or issue any shares of any class of Class R Senior Stock or any security convertible into shares of any class of Class R Senior Stock, or (2) amend, alter or repeal any provision of, or add any provision to, our charter or by-laws, if such action would materially adversely affect the voting powers, rights or preferences of the holders of the Class R Preferred Stock; provided, however, that no such vote of the holders of Class R Preferred Stock shall be required if, at or prior to the time such amendment, alteration or repeal is to take effect or the issuance of any such Class R Senior Stock or convertible security is to be made, as the case may be, provisions are made for the redemption of all outstanding shares of Class R Preferred Stock. The amendment of or supplement to our charter to authorize, create, increase or decrease the authorized amount of or to issue Class R Junior Stock, Class R Preferred Stock or any shares of any class of Class R Parity Stock shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Class R Preferred Stock.

     With respect to the exercise of the above-described voting rights, each share of Class R Preferred Stock shall have one (1) vote per share, except that when any other class or series of preferred stock shall have the right to vote with the Class R Preferred Stock as a single class, then the Class R Preferred Stock and such other class or series shall have one quarter of one (0.25) vote per $25 of stated Class R Liquidation Preference.

TRANSFER AGENT

     The registrar and transfer agent for the Class R Preferred Stock will be Fleet National Bank, c/o EquiServe.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     Ownership of shares of Class R Preferred Stock by any person will be limited such that the sum of the aggregate value of all capital stock of AIMCO (including all shares of Class R Preferred Stock) owned directly or constructively by such person may not exceed 8.7% (or 15% in the case of certain pension trusts, registered investment companies and Mr. Considine) of the aggregate value of all outstanding shares of capital stock (the "Ownership Limit"). AIMCO's board of directors may upon appropriate evidence waive the Ownership Limit. Further, certain transfers which may have the effect of causing AIMCO to lose its status as a REIT are void ab initio.

     Any person who acquires or attempts to acquire beneficial or constructive ownership of Class R Preferred Stock that will or may violate the Ownership Limit, or any person who would have owned

Class R Preferred Stock except for the transfer of shares to the Trust as described below, is required to give notice immediately to AIMCO and provide AIMCO with such other information as AIMCO may request in order to determine the effect of such transfer on AIMCO's status as a REIT.

     If any transfer of Class R Preferred Stock occurs which, if effective, would result in any person beneficially or constructively owning Class R Preferred Stock in excess or in violation of the Ownership Limit (a "Prohibited Transferee"), such shares of Class R Preferred Stock in excess of the Ownership Limit shall be automatically transferred to a trustee in his capacity as trustee of a trust for the exclusive benefit of one or more charitable beneficiaries designated by AIMCO, and the Prohibited Transferee shall generally have no rights in such shares, except upon sale of the shares by the trustee. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of Class R Preferred Stock held in the trust shall be issued and outstanding shares of AIMCO. The Prohibited Transferee shall not benefit economically from ownership of any shares of Class R Preferred Stock held in the trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Class R Preferred Stock held in the trust. The trustee shall have all voting rights and rights to dividends with respect to shares of Class R Preferred Stock held in the trust, which rights shall be exercised for the benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the discovery by AIMCO that shares of Class R Preferred Stock have been transferred to the trustee shall be repaid to AIMCO upon demand, and any dividend or other distribution declared but unpaid with respect to such shares shall be rescinded as void. Any dividend or distribution so disgorged or rescinded shall be paid to the trustee and held in trust for the charitable beneficiaries.

     The trustee may sell the Class R Preferred Stock held in the trust to a person, designated by the trustee, whose ownership of the Class R Preferred Stock will not violate the Ownership Limit. Upon such sale, the interest of the charitable beneficiaries in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee and to the charitable beneficiary as described below. The Prohibited Transferee shall receive the lesser of (i) the price paid by the Prohibited Transferee for the shares or if the Prohibited Transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price of such shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any proceeds in excess of the amount payable to the Prohibited Transferee shall be payable to the charitable beneficiaries.

     In addition, shares of Class R Preferred Stock held in the trust shall be deemed to have been offered for sale to AIMCO, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date AIMCO or its designee accepts such offer.

     If AIMCO's board of directors or a committee thereof determines that a transfer or proposed transfer of shares of Class R Preferred Stock violates or will violate the Ownership Limit or certain other provisions of AIMCO's charter prohibiting transfers which may have the effect of causing AIMCO to lose its REIT status, AIMCO's board of directors or a committee thereof is empowered to take any action it deems advisable to refuse to give effect to or to prevent such transfer, including causing AIMCO to redeem such shares at the then current market price and on such other terms and conditions as AIMCO's board of directors may determine (including by means of the issuance of long-term indebtedness for the purpose of such redemption) and demanding the repayment of any dividends received in respect of such shares. In addition, AIMCO's board of directors may take such action as it determines to be advisable to maintain AIMCO's status as a REIT, including reducing the Ownership Limit in the event of a change in law.

     All certificates representing Class R Preferred Stock will bear a legend referring to the restrictions described above.

     Every owner of more than 5% (or such lesser percentage prescribed in regulations under the Internal Revenue Code) of the outstanding shares of Class R Preferred Stock, within 30 days after January 1 of each year, is required to give written notice to AIMCO stating the name and address of such owner, the number of shares of Class R Preferred Stock which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to AIMCO such additional information as AIMCO may request in order to determine the effect, if any, of such ownership on AIMCO's status as a REIT and to ensure compliance with the Ownership Limit. In addition, each stockholder shall provide to AIMCO such information as AIMCO may request, in its sole discretion, in order to determine AIMCO's status as a REIT and to comply with the requirements of any taxing authority or governmental agency to determine any such compliance or to ensure compliance with the Ownership Limit.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of certain Federal income tax considerations regarding an investment in Class R Preferred Stock is based on current law, is for general information only and is not tax advice. This summary supplements the discussion set forth in the accompanying prospectus under the heading "Certain Federal Income Tax Consequences." This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF CLASS R PREFERRED STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

DISTRIBUTIONS ON CLASS R PREFERRED STOCK

     For a discussion of the treatment of dividends and other distributions with respect to the shares of the Class R Preferred Stock, see "Certain Federal Income Tax Consequences -- Taxation of Taxable Domestic Stockholders," "Certain Federal Income Tax Consequences -- Taxation of Tax-Exempt Stockholders," "Certain Federal Income Tax Consequences -- Taxation of Foreign Stockholders" in the accompanying prospectus. In determining the extent to which a distribution with respect to the Class R Preferred Stock constitutes a dividend for tax purposes, the earnings and profits of AIMCO will be allocated, on a pro rata basis, first to distributions with respect to any class of preferred stock, and then to AIMCO common stock.

REDEMPTION OF CLASS R PREFERRED STOCK

     A redemption of the Class R Preferred Stock will be treated under Section 302 of the Internal Revenue Code as a dividend taxable at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale or exchange of the Class R Preferred Stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or
(iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the Class R Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

     If a redemption of the Class R Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed Class R Preferred Stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

TAXATION OF FOREIGN SHAREHOLDERS

     A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source, or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. This discussion is based on current law and is for general information only.

     Unless the Class R Preferred Stock constitutes a United States real property interest ("USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by AIMCO which are not dividends out of the current and accumulated earnings and profit of AIMCO will not be subject to U.S. income tax. However, AIMCO is currently required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as a capital gain dividends) made to a Non-U.S. Holder. Under the recently adopted United States Treasury Regulations, generally effective for distributions after December 31, 1999, AIMCO would not be required to withhold at the 30% rate (or reduced treaty rate if applicable) on distributions it reasonably estimates to be in excess of its current and accumulated earnings and profits. A Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. A distribution from AIMCO to a Non-U.S. Holder, whether or not designated as a capital gain distribution, attributable to gain from the sale or exchange of a USRPI is subject to withholding at a 35% rate.

     Notwithstanding the discussion in the preceding paragraph, if the Class R Preferred Stock constitutes a USRPI, a distribution by AIMCO which is not a dividend out of its current and accumulated earnings and profits will be subject to 10% withholding and may also be subject to tax under FIRPTA to the extent such distribution exceeds a Non-U.S. Holder's basis in its Class R Preferred Stock if the Class R Preferred Stock constitutes a USRPI. The Class R Preferred Stock will not constitute a USRPI so long as AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it currently is a domestically controlled REIT. Because AIMCO's Class A Common Stock, Class C Preferred Stock, Class D Preferred Stock, Class G Preferred Stock, Class H Preferred Stock, Class K Preferred Stock and Class Q Preferred Stock are, and its Class R Preferred Stock will be, publicly traded, however, no assurance can be given that AIMCO will continue to be a domestically controlled REIT.

     Unless the Class R Preferred Stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. As discussed above, the Class R Preferred Stock will not constitute a USRPI if AIMCO is a domestically controlled REIT. If AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of Class R Preferred Stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange, on which AIMCO intends to apply to list the Class R Preferred Stock) and the selling Non-U.S. Holder held 5% or less of such class of AIMCO stock at all times during a specified testing period, or (ii) the stock is not regularly traded on an established securities market and is convertible into stock that is so regularly traded and the value of such convertible stock held by the selling Non-U.S. Holder at all times during a specified testing period is less than or equal to the value of 5% of the regularly traded class of stock into which such stock is convertible.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

     The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the Federal laws and interpretations thereof could adversely affect an investment in AIMCO. Congress recently enacted legislation, generally effective in 2001, that will, among other things:

     - modify the current ownership limitations to permit a REIT to own up to 100% of the voting securities and 100% of the value of the other interests in a taxable REIT subsidiary. In addition, the 5% REIT asset test would not apply to taxable REIT subsidiaries, but securities of taxable REIT subsidiaries could not exceed 20% of the total value of a REIT's assets;

     - permit a taxable REIT subsidiary to perform services to REIT's tenants and impose a 100% excise tax on certain non-arms length transactions between a taxable REIT subsidiary and a REIT;

     - disallow REIT status where healthcare or lodging facilities are operated or managed by a taxable REIT subsidiary, beginning in 2001;

     - generally restrict a REIT from owning more than 10% of the vote or value of the securities of an issuer, including a partnership (taking into account only the partnership's debt securities) or a non-REIT C corporation that is not a taxable REIT subsidiary;

     - apply certain limitations to the deductibility of interest paid by a taxable REIT subsidiary to a related REIT;

     - allow a REIT to rent up to 10% of a property to a taxable REIT subsidiary and generally have the rent qualify as good income for purposes of the REIT gross income tests; and

     - change the measurement of rent attributable to personal property leased in connection with a lease of real property from a comparison based on adjusted tax bases of properties to a comparison of fair market values.

     We cannot predict whether, when, in what form, or with what effective dates, other legislative proposals applicable to AIMCO or its stockholders will become law.

     We cannot predict whether, when, in what form, or with what effective dates, the tax laws applicable to AIMCO, or an investment in AIMCO, will be changed.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in an underwriting agreement, dated July 17, 2001, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, Raymond James & Associates, Inc., UBS Warburg LLC, Bear, Stearns & Co. Inc., Robertson Stephens, Inc. and Tucker Anthony Incorporated are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, the number of shares of Class R Preferred Stock set forth opposite their names below:

                                                               NUMBER OF
                            NAME                                SHARES
                            ----                               ---------
Morgan Stanley & Co. Incorporated...........................     562,500
Prudential Securities Incorporated..........................     562,500
Raymond James & Associates, Inc.............................     562,500
UBS Warburg LLC.............................................     562,500
Bear, Stearns & Co. Inc.....................................     180,000
Robertson Stephens, Inc.....................................     180,000
Tucker Anthony Incorporated.................................     180,000
Advest Inc..................................................      45,000
A.G. Edwards & Sons, Inc. ..................................      45,000
BB&T Capital Markets, a Division of Scott & Stringfellow....      45,000
CIBC World Markets Corp. ...................................      45,000
CL King & Associates, Inc. .................................      45,000
Fahnestock & Co. Inc. ......................................      45,000
Ferris, Baker Watts Inc. ...................................      45,000
Janney Montgomery Scott LLC.................................      45,000
Josephthal & Co. Inc. ......................................      45,000
McDonald Investments Inc., a KeyCorp Company................      45,000
Mesirow Financial, Inc. ....................................      45,000
The Robinson-Humphrey Company, LLC..........................      45,000
Ryan, Beck & Co. LLC........................................      45,000
Southwest Securities, Inc. .................................      45,000
Stifel, Nicolaus & Company Incorporated.....................      45,000
US Bancorp Piper Jaffray Inc. ..............................      45,000
Wells Fargo Van Kasper, LLC.................................      45,000
The Williams Capital Groups, L.P. ..........................      45,000
                                                               ---------

          Total.............................................   3,600,000
                                                               =========

     The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class R Preferred Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class R Preferred Stock offered in this offering if any are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

     The underwriters initially propose to offer some of the shares of Class R Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of Class R Preferred Stock to certain dealers at a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share on sales to certain other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and other selling terms.

     We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 540,000 additional shares of Class R Preferred

Stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of Class R Preferred Stock offered by this prospectus supplement. To the extent this option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of additional shares of Class R Preferred Stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of Class R Preferred Stock listed next to the names of all underwriters in the preceding table. If the underwriters' option is exercised in full, the total price to the public would be $103,500,000, the total underwriters' discounts and commissions would be $3,260,250, and the total proceeds to us would be $100,239,750.

     During the period from the date of the Underwriting Agreement and continuing to and including the date that is thirty days after the closing for the issuance and sale of the Class R Preferred Stock, we will not, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any shares of Class R Preferred Stock or any other preferred shares or any other securities which are substantially similar to the Class R Preferred Stock (except for the shares of Class R Preferred Stock offered by this prospectus supplement and the accompanying prospectus).

     Prior to this offering, there has been no public market for the Class R Preferred Stock. We intend to apply to list the Class R Preferred Stock on the NYSE under the symbol "AIVPrR". If this application is approved, trading of the Class R Preferred Stock on the NYSE is expected to begin within 30 days following initial delivery of the Class R Preferred Stock. The underwriters have advised us that they intend to make a market in the Class R Preferred Stock prior to commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Class R Preferred Stock, however, and may cease market making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Class R Preferred Stock.

     In order to meet one of the requirements for listing the Class R Preferred Stock on the NYSE, the underwriters will undertake to sell the Class R Preferred Stock to a minimum of 400 or more beneficial holders.

     We estimate that our expenses in connection with this offering, excluding underwriting discounts and commissions, will be $475,000.

     In order to facilitate the offering of the Class R Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class R Preferred Stock. Specifically, the underwriters may over-allot in connection with this offering, creating short positions in the Class R Preferred Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Class R Preferred Stock, the underwriters may bid for, and purchase, Class R Preferred Stock in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing Class R Preferred Stock in this offering, if the underwriters maintain the market price of the Class R Preferred Stock above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

     In the ordinary course of the underwriters' respective businesses, the underwriters and their affiliates have engaged and may engage in commercial and investment banking transactions with us and our affiliates. The underwriters and their affiliates also provide or have provided advisory and other financial services. They have received customary fees and expenses for these commercial and investment banking transactions and for these advisory and other financial services.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited AIMCO's consolidated financial statements and schedule for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given their authority as experts in accounting and auditing.

     Reznick Fedder & Silverman, independent auditors, have audited (i) Oxford Holding Corporation and subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III's combined financial statements for the year ended December 31, 1999; (ii) ORFG Operations, L.L.C. and Subsidiary's combined financial statements for the year ended December 31, 1999; (iii) OXPARC L.L.C.'s combined financial statements for the year ended December 31, 1999; and (iv) Oxford Realty Financial Group's Properties' combined financial statements for the year ended December 31, 1999; as set forth in their reports, which are incorporated by reference in this prospectus. These financial statements are incorporated by reference in reliance on Reznick Fedder & Silverman's reports given on their authority as experts in accounting and auditing.

     The consolidated financial statements of Oxford Tax Exempt Fund II Limited Partnership ("OTEF") appearing in OTEF's Annual Report on form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for AIMCO by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Mayer, Brown & Platt, Chicago, Illinois will act as counsel for the underwriters. The legality of the shares of Class R Preferred Stock offered hereby will be passed upon for AIMCO by Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP and Mayer, Brown & Platt will rely on Piper Marbury Rudnick & Wolfe LLP as to certain matters of Maryland law.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our Securities Exchange Act of 1934 filing number is 1-13232.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, any of such documents filed since the date this registration statement was filed and any future filings with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

     - Proxy Statement for Annual Meeting of Shareholders of Apartment Investment and Management Company held on June 19, 2001;

     - Apartment Investment and Management Company's Annual Report on Form 10-K for the year ended December 31, 2000;

     - Apartment Investment and Management Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - Apartment Investment and Management Company's Current Reports on Form 8-K, dated September 20, 2000 (as amended by Amendment No. 2 filed January 18, 2001 and Amendment No. 3 filed February 28, 2001); January 25, 2001 (filed February 1, 2001) (as amended by Amendment No. 1 filed March 12, 2001); March 19, 2001 (filed March 22, 2001); March 26, 2001
       (filed March 27, 2001); April 17, 2001 (filed April 17, 2001); and April 26, 2001 (filed April 27, 2001); and

     - the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

        Corporate Secretary
        Apartment Investment and Management Company
        Colorado Center, Tower Two
        2000 South Colorado Boulevard, Suite 2-1000
        Denver, Colorado 80222
        (303) 757-8101

     You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information.

PROSPECTUS

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                 $1,268,168,000
                                DEBT SECURITIES
                                PREFERRED STOCK
                              CLASS A COMMON STOCK
                                    WARRANTS
                                   GUARANTEES

                             AIMCO PROPERTIES, L.P.
                                  $500,000,000
                                DEBT SECURITIES

     Apartment Investment and Management Company, a Maryland corporation ("AIMCO") which has elected to be taxed for federal income tax purposes as a real estate investment trust (a "REIT"), may offer from time to time (i) senior, senior subordinated or subordinated debt securities (the "AIMCO Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and (iv) Warrants to purchase AIMCO Debt Securities, Preferred Stock or Class A Common Stock, as shall be designated by AIMCO at the time of the offering (the "Warrants"). AIMCO Properties, L.P., a Delaware limited partnership and a subsidiary of AIMCO (the "AIMCO Operating Partnership"), may offer from time to time senior, senior subordinated or subordinated debt securities (the "OP Debt Securities" and, together with the AIMCO Debt Securities, the "Debt Securities") consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may or may not be fully and unconditionally guaranteed by AIMCO (any such guarantees being referred to herein as "Guarantees"). The AIMCO Debt Securities, the Preferred Stock, the Class A Common Stock, the Warrants and the Guarantees are collectively referred to herein as the "AIMCO Securities" and will have an aggregate initial offering price of up to $1,268,168,000. The OP Debt Securities will have an aggregate initial offering price of up to $500,000,000. The AIMCO Securities and the OP Securities (collectively, the "Securities") may be offered separately or together (in any combination) and as separate series, in any case, in amounts, at prices and on terms to be determined at the time of sale.

     To the extent not otherwise described herein, the form in which the Securities are to be issued, and the terms of such Securities, including without limitation, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, exchange and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of offering of such Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, about certain material United States Federal income tax considerations relating to the particular Securities offered thereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly, through agents designated from time to time by AIMCO or the AIMCO Operating Partnership, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Securities.

      PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT.
                             ---------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

                               November 25, 1998

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

AIMCO and the AIMCO Operating Partnership...................     1
Use of Proceeds.............................................     1
Ratio of Earnings to Fixed Charges..........................     2
Description of AIMCO Debt Securities........................     3
Description of OP Debt Securities...........................    10
Description of Preferred Stock..............................    16
Description of Class A Common Stock.........................    20
Description of Other Classes of Outstanding Stock...........    23
Description of Warrants.....................................    32
Plan of Distribution........................................    33
Certain Federal Income Tax Consequences.....................    35
Other Tax Consequences......................................    45
Where You Can Find More Information.........................    45
Legal Matters...............................................    46
Experts.....................................................    46

                   AIMCO AND THE AIMCO OPERATING PARTNERSHIP

     AIMCO, a Maryland corporation formed on January 10, 1994, is a self-administered and self-managed REIT engaged in the ownership, acquisition, development, expansion and management of multi-family apartment properties. As of October 31, 1998, through our controlling interests in the AIMCO Operating Partnership and other limited partnerships and limited liability companies (collectively, the "Subsidiary Partnerships"), we owned or managed 386,430 apartment units in 2,240 properties located in 49 states, the District of Columbia and Puerto Rico. Based on apartment unit data compiled as of January 1, 1998 by the National Multi Housing Council, we believe that, as of October 31, 1998, we were the largest owner and manager of multifamily apartment properties in the United States. As of October 31, 1998, we:

     - owned or controlled 62,955 units in 241 apartment properties;

     - held an equity interest in 168,746 units in 897 apartment properties; and

     - managed 154,729 units in 1,102 apartment properties for third party owners and affiliates.

     We conduct substantially all of our operations through the AIMCO Operating Partnership. Our wholly owned subsidiary, AIMCO-GP, Inc. (the "General Partner") is the sole general partner of the AIMCO Operating Partnership. Through the General Partner and another of our wholly owned subsidiaries, AIMCO-LP, Inc. (the "Special Limited Partner"), as of October 31, 1998, we owned approximately an 89% interest in the AIMCO Operating Partnership. Generally, when we refer to "we" or "us" in this Prospectus, we are referring to AIMCO, the AIMCO Operating Partnership, the management companies and their respective subsidiaries.

     Our principal executive offices are located at 1873 South Bellaire Street, Denver, Colorado 80222, and our telephone number is (303) 757-8101.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, AIMCO and the AIMCO Operating Partnership intend to use the net proceeds from the sale of the Securities for working capital and general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness, the financing of future acquisitions (which may include acquisitions of real properties, interests therein or real estate-related securities) and the financing of improvements or expansion of properties. Pending the use thereof, AIMCO and the AIMCO Operating Partnership intend to invest any net proceeds in short-term, interest-bearing securities. Neither AIMCO nor the AIMCO Operating Partnership will receive any proceeds from the registered resale of any Securities pursuant to this Prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The table below reflects AIMCO's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for the following periods: (i) the nine months ended September 30, 1998 and 1997,
(ii) the years ended December 31, 1997, 1996 and 1995, (iii) the period January 10, 1994 to December 31, 1994, (iv) the period January 1, 1994 to July 28, 1994, and (v) the year ended December 31, 1993. The ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and partnership preferred unit distributions for the AIMCO Operating Partnership are the same as the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred stock dividends, respectively, for such periods.

                                                                                                      AIMCO
                                                                 AIMCO                           PREDECESSORS(1)
                                           -------------------------------------------------   -------------------
                                                                                    FOR THE    FOR THE
                                                                                    PERIOD      PERIOD    FOR THE
                                           FOR THE NINE                            JAN. 10,    JAN. 1,      YEAR
                                           MONTHS ENDED     FOR THE YEARS ENDED     1994 TO    1994 TO     ENDED
                                           SEPTEMBER 30,       DECEMBER 31,        DEC. 31,    JULY 28,   DEC. 31,
                                           -------------   ---------------------   ---------   --------   --------
                                           1998    1997    1997    1996    1995      1994      1994(3)      1993
                                           -----   -----   -----   -----   -----   ---------   --------   --------
Ratio of earnings to fixed charges(2)....  1.8:1   1.6:1   1.5:1   1.6:1   2.1:1     5.8:1       N/A       1.2:1
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends(4)(5)........................  1.4:1   1.5:1   1.5:1   1.6:1   1.5:1     2.0:1       N/A       1.2:1

---------------

(1) On July 29, 1994, AIMCO completed its initial public offering of 9,075,000 shares of Class A Common Stock. On such date, AIMCO and Property Asset Management, L.L.C., and its affiliated companies and PDI Realty Enterprises, Inc. (collectively, the "AIMCO Predecessors") engaged in a business combination and consummated a series of related transactions which enabled AIMCO to continue and to expand the property management and related businesses of the AIMCO Predecessors.

(2) The ratio of earnings to fixed charges for AIMCO was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income before minority interest plus fixed charges (other than any interest which has been capitalized); and "fixed charges" consists of interest expense (including amortization of loan costs) and interest which has been capitalized. The ratio of earnings to fixed charges for the AIMCO Predecessors was computed by dividing earnings by fixed charges. For this purpose, "earnings" consists of income (loss) before extraordinary items and income taxes plus fixed charges and "fixed charges" consists of interest expense (including amortization of loan costs).

(3) The earnings of the AIMCO Predecessors for the period from January 1, 1994 to July 28, 1994 were inadequate to cover fixed charges by $1,463,000.

(4) The ratio of earnings to combined fixed charges and preferred stock dividends for AIMCO was computed by dividing earnings by the total of fixed charges and preferred stock dividends. For this purpose, "earnings" consists of income before minority interest plus fixed charges (other than any interest which has been capitalized); "fixed charges' consists of interest expense (including amortization of loan costs) and interest which has been capitalized; and "preferred stock dividends' consists of the amount of pre-tax earnings that would be required to cover preferred stock dividend requirements.

(5) The AIMCO Predecessors did not have any shares of preferred stock outstanding during the period from January 1, 1993 through July 28, 1994.

                      DESCRIPTION OF AIMCO DEBT SECURITIES

GENERAL

     The following description sets forth certain general terms and provisions of the AIMCO Debt Securities to which any Prospectus Supplement may relate. The particular terms of the AIMCO Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the AIMCO Debt Securities so offered will be described in the Prospectus Supplement relating to such AIMCO Debt Securities.

     The AIMCO Debt Securities may be issued, from time to time, in one or more series, and will constitute either senior AIMCO Debt Securities ("Senior AIMCO Debt Securities"), senior subordinated AIMCO Debt Securities ("Senior Subordinated AIMCO Debt Securities") or subordinated AIMCO Debt Securities ("Subordinated AIMCO Debt Securities"). Senior AIMCO Debt Securities may be issued under an Indenture (the "Senior AIMCO Debt Securities Indenture") to be entered into between AIMCO and a trustee to be named in the applicable Prospectus Supplement. The Senior Subordinated AIMCO Debt Securities may be issued from time to time under an Indenture (the "Senior Subordinated AIMCO Debt Securities Indenture") to be entered into between AIMCO and a trustee to be named in the applicable Prospectus Supplement. The Subordinated AIMCO Debt Securities may be issued from time to time under an Indenture (the "Subordinated AIMCO Debt Securities Indenture") to be entered into between AIMCO and a trustee to be named in the applicable Prospectus Supplement. The AIMCO Debt Securities may be convertible or non-convertible.

     The Senior AIMCO Debt Securities Indenture, the Senior Subordinated AIMCO Debt Securities Indenture, and the Subordinated AIMCO Debt Securities Indenture are referred to herein individually as an "AIMCO Indenture" and, collectively, as the "AIMCO Indentures." Forms of the AIMCO Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The AIMCO Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the AIMCO Indenture to which they relate. The statements made under this heading relating to the AIMCO Debt Securities and the AIMCO Indentures are summaries of the material provisions of the AIMCO Debt Securities and the AIMCO Indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the AIMCO Indentures and the AIMCO Debt Securities, including the definitions therein of certain terms.

     The AIMCO Debt Securities will be direct, unsecured obligations of AIMCO. The AIMCO Indentures do not limit the aggregate principal amount of AIMCO Debt Securities that may be issued thereunder and provide that AIMCO Debt Securities may be issued thereunder from time to time in one or more series. Under the AIMCO Indentures, AIMCO will have the ability to issue AIMCO Debt Securities with terms different from those of AIMCO Debt Securities previously issued, without the consent of the holders of previously issued series of AIMCO Debt Securities, in an aggregate principal amount determined by AIMCO.

     The applicable Prospectus Supplement or Prospectus Supplements relating to any Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such AIMCO Debt Securities would be senior to such AIMCO Debt Securities and any limitation on the issuance of additional senior indebtedness.

     AIMCO Debt Securities may be issued and sold at a discount below their principal amount ("AIMCO Discount Securities"). Special United States Federal income tax considerations applicable to AIMCO Debt Securities issued with original issue discount, including AIMCO Discount Securities, will be described in more detail in any applicable Prospectus Supplement. Even if AIMCO Debt Securities are not issued at a discount below their principal amount, such AIMCO Debt Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any AIMCO Debt Securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

     The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the AIMCO Debt Securities offered thereby (the "Offered AIMCO Debt Securities"): (i) the title of the Offered AIMCO Debt Securities; (ii) any limit on the aggregate principal amount of the Offered AIMCO Debt Securities; (iii) whether the Offered AIMCO Debt Securities may be represented initially by an AIMCO Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global AIMCO Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global AIMCO Debt Security may exchange such interests for AIMCO Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered AIMCO Debt Securities will be issued; (v) the date or dates on which the principal of the Offered AIMCO Debt Securities is payable or the method of determination thereof;
(vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered AIMCO Debt Securities will be payable and the place or places where such Offered AIMCO Debt Securities may be presented for transfer and, if applicable, conversion or exchange; (vii) the rate or rates at which the Offered AIMCO Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue; (viii) the dates, if any, on which any interest on the Offered AIMCO Debt Securities will be payable, and the regular record date for any interest payable on any Offered AIMCO Debt Securities; (ix) the right or obligation, if any, of AIMCO to redeem or purchase AIMCO Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which AIMCO Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such AIMCO Debt Securities; (x) whether such Offered AIMCO Debt Securities are convertible or exchangeable into other debt securities of AIMCO or equity securities of AIMCO, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions; (xi) any terms applicable to such Offered AIMCO Debt Securities which are AIMCO Discount Securities, including the issue price thereof and the rate or rates at which original issue discount will accrue; (xii) if other than the principal amount thereof, the portion of the principal amount of the Offered AIMCO Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default; (xiii) any special United States Federal income tax considerations applicable to the Offered AIMCO Debt Securities; and (xiv) any other terms of the Offered AIMCO Debt Securities not inconsistent with the provisions of the AIMCO Indenture. The applicable Prospectus Supplement will also describe the following terms of any series of Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities of such series by extending the interest payment period, and the duration of such extensions, and
(b) the subordination terms of the Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities of such series. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered AIMCO Debt Securities.

     Since the operations of AIMCO are currently conducted principally through its subsidiaries, AIMCO's cash flow and its consequent ability to service debt, including the AIMCO Debt Securities, will be dependent, in large part, upon the earnings of its subsidiaries and the distribution of those earnings to AIMCO, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to AIMCO by the subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of AIMCO to receive assets of any of the subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the AIMCO Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that AIMCO is recognized as a creditor of such subsidiary, in which case the claims of AIMCO would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by AIMCO.

CONVERTIBILITY

     No series of AIMCO Debt Securities that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable Prospectus Supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     The AIMCO Debt Securities of a series may be issued solely as registered AIMCO Debt Securities. AIMCO Debt Securities of a series may be issuable in whole or in part in the form of one or more global AIMCO Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, AIMCO Debt Securities will be issuable in denominations of $1,000 and integral multiples thereof. AIMCO Debt Securities of any series will be exchangeable for other AIMCO Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

     AIMCO Debt Securities may be presented for exchange as provided above and, unless otherwise indicated in an applicable Prospectus Supplement, may be presented for registration of transfer, at the office or agency of AIMCO designated as registrar or co-registrar with respect to such series of AIMCO Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the AIMCO Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by AIMCO upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. AIMCO intends to initially appoint the trustee for the particular series of Offered AIMCO Debt Securities as the registrar for such Offered AIMCO Debt Securities and the name of any different or additional registrar designated by AIMCO with respect to the Offered AIMCO Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agents (in addition to the registrar) designated by AIMCO with respect to any series of AIMCO Debt Securities, AIMCO or the may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that AIMCO will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. AIMCO may at any time designate additional transfer agents with respect to any series of AIMCO Debt Securities.

     In the event of any partial redemption of AIMCO Debt Securities of any series, AIMCO will not be required to (i) issue, register the transfer of or exchange AIMCO Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of AIMCO Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any AIMCO Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any AIMCO Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and interest, if any, on, AIMCO Debt Securities will be made at the office of such paying agent or paying agents as AIMCO may designate from time to time, except that, at the option of AIMCO, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on AIMCO Debt Securities will be made to the person in whose name such AIMCO Debt Security is registered at the close of business on the regular record date for such interest.

     Unless otherwise indicated in an applicable Prospectus Supplement, the trustee for the Offered AIMCO Debt Securities will be designated as AIMCO's sole paying agent for payments with respect to the Offered AIMCO Debt Securities. Any other paying agents initially designated by AIMCO for the Offered AIMCO Debt Securities will be named in an applicable Prospectus Supplement. AIMCO may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AIMCO will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

     All moneys paid by AIMCO to a paying agent for the payment of principal of, or interest, if any, on, any AIMCO Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to AIMCO, and the holder of such AIMCO Debt Security or any coupon will thereafter look only to AIMCO for payment thereof.

GLOBAL DEBT SECURITIES

     The AIMCO Debt Securities of a series may be issued in whole or in part in global form. An AIMCO Debt Security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable Prospectus Supplement. A global AIMCO Debt Security may be issued only in registered form and in either temporary or permanent form. An AIMCO Debt Security in global form may not be transferred except as a whole to the depositary for such AIMCO Debt Security or to a nominee or successor of such depositary. If any AIMCO Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global AIMCO Debt Security may exchange such interests for definitive AIMCO Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global AIMCO Debt Security and the specific terms of the depositary arrangement with respect to any such global AIMCO Debt Security.

MERGERS AND SALES OF ASSETS

     AIMCO may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than AIMCO) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of AIMCO under the AIMCO Debt Securities and the AIMCO Indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the AIMCO Indenture. Upon the assumption of AIMCO's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, AIMCO shall be discharged from all obligations under the AIMCO Debt Securities and the AIMCO Indenture.

EVENTS OF DEFAULT

     Each AIMCO Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, with respect to each series of the AIMCO Debt Securities outstanding thereunder individually, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding AIMCO Debt Securities of such series may declare the principal amount (or, if any of the AIMCO Debt Securities of such series are AIMCO Discount Securities, such portion of the principal amount of such AIMCO Debt Securities as may be specified by the terms thereof) of the AIMCO Debt Securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding AIMCO Debt Securities of such series may rescind such a declaration.

     Under each AIMCO Indenture, an event of default is defined as, with respect to each series of AIMCO Debt Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any AIMCO Debt Securities of such series; (ii) default in payment of any interest on any AIMCO Debt Securities of such series when due, continuing for 30 days (or 60 days, in the case of Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities); (iii) default by AIMCO in compliance with other agreements in the AIMCO Debt Securities of such series or the AIMCO Indenture relating to the AIMCO Debt Securities of such series upon the receipt by AIMCO of notice of such default given by the trustee for such AIMCO Debt Securities or the holders of at least 25% in aggregate principal amount of the outstanding AIMCO Debt Securities of such series and AIMCO's failure to cure such default within 60 days after receipt by AIMCO of such notice; (iv) certain events of bankruptcy or insolvency; and (v) any other event of default set forth in an applicable Prospectus Supplement with respect to the AIMCO Debt Securities of such series.

     The trustee shall give notice to holders of the AIMCO Debt Securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

     The holders of a majority in principal amount of the outstanding AIMCO Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the AIMCO Debt Securities of such series; provided that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the AIMCO Indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of AIMCO Debt Securities, no holder will have any right to pursue any remedy with respect to the AIMCO Indenture or such AIMCO Debt Securities, unless (i) such holder shall have previously given the trustee written notice of a continuing event of default with respect to the AIMCO Debt Securities of such series; (ii) the holders of at least 25% in aggregate principal amount of the outstanding AIMCO Debt Securities of such series shall have made a written request to the trustee to pursue such remedy; (iii) such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee; (iv) the holders of a majority in aggregate principal amount of the outstanding AIMCO Debt Securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the trustee shall have failed to comply with the request within such 60-day period.

     Notwithstanding the foregoing, the right of any holder of any AIMCO Debt Securities to receive payment of the principal of and interest in respect of such AIMCO Debt Securities on the date specified in such AIMCO Debt Securities as the fixed date on which an amount equal to the principal of such AIMCO Debt Securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding AIMCO Debt Securities of any series may waive an existing default with respect to such series and its consequences, other than (i) any default in any payment of the principal of, or interest on, any AIMCO Debt Securities of such series or (ii) any default in respect of certain covenants or provisions in the AIMCO Indenture which may not be modified without the consent of the holder of each of the outstanding AIMCO Debt Securities of such series affected as described in "Modification and Waiver," below.

     Each AIMCO Indenture provides that AIMCO shall deliver to the trustee within 120 days after the end of each fiscal year of AIMCO an officers' certificate stating whether or not the signers know of any default that occurred during such period.

MODIFICATION AND WAIVER

     AIMCO and the trustee may execute a supplemental indenture without the consent of the holders of the AIMCO Debt Securities (i) to add to the covenants, agreements and obligations of AIMCO for the benefit of the holders of all the AIMCO Debt Securities of any series or to surrender any right or power conferred in the AIMCO Indenture upon AIMCO; (ii) to evidence the succession of another corporation, partnership or other Person to AIMCO and the assumption by such corporation, partnership or other Person of the obligations of

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

AIMCO under the AIMCO Indenture and the AIMCO Debt Securities; (iii) to establish the form or terms of AIMCO Debt Securities of any series as permitted by the AIMCO Indenture; (iv) to provide for the acceptance of appointment under the AIMCO Indenture of a successor trustee with respect to the AIMCO Debt Securities of one or more series and to add to or change any provisions of the AIMCO Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee; (v) to cure any ambiguity, defect or inconsistency; (vi) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of AIMCO Debt Securities), provided that any such addition, change or elimination does not (a) apply to any AIMCO Debt Securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) modify the rights of the holder of any such AIMCO Debt Securities with respect to such provision; (vii) to secure the AIMCO Debt Securities; or (viii) to make any other change that does not adversely affect the rights of any holder of AIMCO Debt Securities.

     Each AIMCO Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding AIMCO Debt Securities of the series affected by such supplemental indenture, AIMCO and the trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the AIMCO Indenture with respect to such series of AIMCO Debt Securities or modify in any manner the rights of the holders of the AIMCO Debt Securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding AIMCO Debt Security affected thereby (i) change the stated maturity of the principal of, or any installment of principal or interest on, any such AIMCO Debt Security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any AIMCO Debt Security that is an AIMCO Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such AIMCO Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such AIMCO Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such AIMCO Debt Security;
(v) reduce the above-stated percentage of holders of AIMCO Debt Securities of any series necessary to modify or amend the AIMCO Indenture for such AIMCO Debt Securities; (vi) modify the foregoing requirements or reduce the percentage in principal amount of outstanding AIMCO Debt Securities of any series necessary to waive any covenant or past default; or (vii) in the case of Senior Subordinated AIMCO Debt Securities or Subordinated AIMCO Debt Securities, amend or modify any of the provisions of such AIMCO Indenture relating to subordination of the AIMCO Debt Securities in any manner adverse to the holders of such AIMCO Debt Securities. Holders of not less than a majority in principal amount of the outstanding AIMCO Debt Securities of any series may waive certain past defaults and may waive compliance by AIMCO with certain of the restrictive covenants described above with respect to the AIMCO Debt Securities of such series.

DISCHARGE AND DEFEASANCE

     Unless otherwise indicated in an applicable Prospectus Supplement, each AIMCO Indenture provides that AIMCO may satisfy and discharge obligations thereunder with respect to the AIMCO Debt Securities of any series by delivering to the trustee for cancellation all outstanding AIMCO Debt Securities of such series or depositing with the trustee, after such outstanding AIMCO Debt Securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding AIMCO Debt Securities of such series and paying all other sums payable under the AIMCO Indenture with respect to such series.

     In addition, unless otherwise indicated in an applicable Prospectus Supplement, each AIMCO Indenture provides that: AIMCO, (a) shall be discharged from its obligations in respect of the AIMCO Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such omission shall not be an event of default with respect to the AIMCO Debt Securities of such series, in each case, at any time prior to the stated maturity or redemption thereof, when AIMCO has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the AIMCO Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the AIMCO Debt Securities of such series. Upon such defeasance and discharge, the holders of the AIMCO Debt Securities of such series shall no longer be entitled to the benefits of the AIMCO Indenture, except for the purposes of registration of transfer and exchange of the AIMCO Debt Securities of such series and replacement of lost, stolen or mutilated AIMCO Debt Securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the AIMCO Debt Securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the AIMCO Debt Securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased AIMCO Debt Security would not receive any cash until the maturity or an earlier redemption of the AIMCO Debt Security (except for current payments of interest on the AIMCO Debt Securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the AIMCO Debt Securities. Holders are urged to consult their own tax advisors with respect to the tax treatment of defeasance of any AIMCO Debt Securities.

THE TRUSTEES

     The trustee for any AIMCO Debt Securities will be named in the applicable Prospectus Supplement. Each trustee will be permitted to engage in other transactions with AIMCO and each of its subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

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

                       DESCRIPTION OF OP DEBT SECURITIES

GENERAL

     The following description sets forth certain general terms and provisions of the OP Debt Securities to which any Prospectus Supplement may relate. The particular terms of the OP Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the OP Debt Securities so offered will be described in the Prospectus Supplement relating to such OP Debt Securities.

     The OP Debt Securities may be issued by the AIMCO Operating Partnership, from time to time, in one or more series, and will constitute either senior OP Debt Securities ("Senior OP Debt Securities"), senior subordinated OP Debt Securities ("Senior Subordinated OP Debt Securities") or subordinated OP Debt Securities ("Subordinated OP Debt Securities"). Senior OP Debt Securities may be issued under an Indenture (the "Senior OP Debt Securities Indenture") to be entered into among the AIMCO Operating Partnership, AIMCO (as guarantor, as applicable) and a trustee to be named in the applicable Prospectus Supplement. The Senior Subordinated OP Debt Securities may be issued from time to time under an Indenture (the "Senior Subordinated OP Debt Securities Indenture") to be entered into among the AIMCO Operating Partnership, AIMCO (as guarantor, as applicable) and a trustee to be named in the applicable Prospectus Supplement. The Subordinated OP Debt Securities may be issued from time to time under an Indenture (the "Subordinated OP Debt Securities Indenture") to be entered into among the AIMCO Operating Partnership, AIMCO (as guarantor, as applicable) and a trustee to be named in the applicable Prospectus Supplement. The OP Debt Securities will be non-convertible. AIMCO will fully and unconditionally guarantee the payment obligations on all OP Debt Securities unless, at the time of sale, at least one nationally recognized statistical rating organization (as that term is used in Rule 15c 3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934) has rated such OP Debt Securities in one of its generic rating categories which signifies investment grade.

     The Senior OP Debt Securities Indenture, the Senior Subordinated OP Debt Securities Indenture, and the Subordinated OP Debt Securities Indenture are referred to herein individually as an "OP Indenture" and, collectively, as the "OP Indentures." Forms of the OP Indentures are filed as exhibits to the Registration Statement of which this Prospectus is a part. The OP Indentures will be subject to and governed by the TIA. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the OP Indenture to which they relate. The statements made under this heading relating to the OP Debt Securities and the OP Indentures are summaries of the material provisions of the OP Debt Securities and the OP Indentures, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the OP Indentures and the OP Debt Securities, including the definitions therein of certain terms.

     The OP Debt Securities will be direct, unsecured obligations of the AIMCO Operating Partnership. The OP Indentures do not limit the aggregate principal amount of OP Debt Securities that may be issued thereunder and provide that OP Debt Securities may be issued thereunder from time to time in one or more series. Under the OP Indentures, the AIMCO Operating Partnership will have the ability to issue OP Debt Securities with terms different from those of OP Debt Securities previously issued, without the consent of the holders of previously issued series of OP Debt Securities, in an aggregate principal amount determined by the AIMCO Operating Partnership.

     The applicable Prospectus Supplement or Prospectus Supplements relating to any Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities will set forth the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by the terms of such OP Debt Securities would be senior to such OP Debt Securities and any limitation on the issuance of additional senior indebtedness.

     OP Debt Securities may be issued and sold at a discount below their principal amount ("OP Discount Securities"). Special United States Federal income tax considerations applicable to OP Debt Securities issued with original issue discount, including OP Discount Securities, will be described in more detail in any applicable Prospectus Supplement. Even if OP Debt Securities are not issued at a discount below their principal amount, such OP Debt Securities may, for United States Federal income tax purposes, be deemed to
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

have been issued with OID because of certain interest payment characteristics. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any OP Debt Securities offered exclusively to United States aliens or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

     The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the OP Debt Securities offered thereby (the "Offered OP Debt Securities"): (i) the title of the Offered OP Debt Securities; (ii) any limit on the aggregate principal amount of the Offered OP Debt Securities; (iii) whether the Offered OP Debt Securities may be represented initially by an OP Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global OP Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global OP Debt Security may exchange such interests for OP Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered OP Debt Securities will be issued; (v) the date or dates on which the principal of the Offered OP Debt Securities is payable or the method of determination thereof; (vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered OP Debt Securities will be payable and the place or places where such Offered OP Debt Securities may be presented for transfer; (vii) the rate or rates at which the Offered OP Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue; (viii) the dates, if any, on which any interest on the Offered OP Debt Securities will be payable, and the regular record date for any interest payable on any Offered OP Debt Securities; (ix) the right or obligation, if any, of the AIMCO Operating Partnership to redeem or purchase OP Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which OP Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such OP Debt Securities; (x) any terms applicable to such Offered OP Debt Securities which are OP Discount Securities, including the issue price thereof and the rate or rates at which original issue discount will accrue; (xi) if other than the principal amount thereof, the portion of the principal amount of the Offered OP Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default; (xii) any special United States Federal income tax considerations applicable to the Offered OP Debt Securities; (xiii) whether the Offered OP Debt Securities will be guaranteed by AIMCO and the terms of any such Guarantee; and (xiv) any other terms of the Offered OP Debt Securities not inconsistent with the provisions of the OP Indenture. The applicable Prospectus Supplement will also describe the following terms of any series of Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities offered hereby in respect of which this Prospectus is being delivered: (a) the rights, if any, to defer payments of interest on the Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities of such series by extending the interest payment period, and the duration of such extensions, and (b) the subordination terms of the Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities of such series. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered OP Debt Securities.

     Since the operations of the AIMCO Operating Partnership is currently conducted principally through its respective subsidiaries, the AIMCO Operating Partnership's cash flow and its consequent ability to service debt, including the OP Debt Securities, will be dependent, in large part, upon the earnings of the subsidiaries and the distribution of those earnings to the AIMCO Operating Partnership, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the AIMCO Operating Partnership by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the AIMCO Operating Partnership to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the OP Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the AIMCO Operating Partnership is recognized as a creditor of such subsidiary, in which case the claims of

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

the AIMCO Operating Partnership would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the AIMCO Operating Partnership.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     The OP Debt Securities of a series may be issued solely as registered OP Debt Securities. OP Debt Securities of a series may be issuable in whole or in part in the form of one or more global OP Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, OP Debt Securities will be issuable in denominations of $1,000 and integral multiples thereof. OP Debt Securities of any series will be exchangeable for other OP Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

     OP Debt Securities may be presented for exchange as provided above and, unless otherwise indicated in an applicable Prospectus Supplement, may be presented for registration of transfer, at the office or agency of the AIMCO Operating Partnership designated as registrar or co-registrar with respect to such series of OP Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the OP Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the AIMCO Operating Partnership upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The AIMCO Operating Partnership intends to initially appoint the trustee for the particular series of Offered OP Debt Securities as the registrar for such Offered OP Debt Securities and the name of any different or additional registrar designated by the AIMCO Operating Partnership with respect to the Offered OP Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agents (in addition to the registrar) designated by the AIMCO Operating Partnership with respect to any series of OP Debt Securities, the AIMCO Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the AIMCO Operating Partnership will be required to maintain a transfer agent in the Borough of Manhattan, the City of New York. The AIMCO Operating Partnership may at any time designate additional transfer agents with respect to any series of OP Debt Securities.

     In the event of any partial redemption of OP Debt Securities of any series, the AIMCO Operating Partnership will not be required to (i) issue, register the transfer of or exchange OP Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of OP Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any OP Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any OP Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of, and interest, if any, on, OP Debt Securities will be made at the office of such paying agent or paying agents as the AIMCO Operating Partnership may designate from time to time, except that, at the option of the AIMCO Operating Partnership, payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on OP Debt Securities will be made to the person in whose name such OP Debt Security is registered at the close of business on the regular record date for such interest.

     Unless otherwise indicated in an applicable Prospectus Supplement, the trustee for the Offered OP Debt Securities will be designated as the AIMCO Operating Partnership's sole paying agent for payments with respect to the Offered OP Debt Securities. Any other paying agents initially designated by the AIMCO Operating Partnership for the Offered OP Debt Securities will be named in an applicable Prospectus Supplement. The AIMCO Operating Partnership may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the AIMCO Operating Partnership will be required to maintain a paying agent in the Borough of Manhattan, The City of New York.

     All moneys paid by the AIMCO Operating Partnership to a paying agent for the payment of principal of, or interest, if any, on, any OP Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the AIMCO Operating Partnership, and the holder of such OP Debt Security or any coupon will thereafter look only to the AIMCO Operating Partnership for payment thereof.

GUARANTEES

     If the AIMCO Operating Partnership issues any OP Debt Securities that are rated below investment grade at the time of issuance, AIMCO will fully and unconditionally guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on such OP Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such Guarantees relating to a series of OP Debt Securities will be set forth in the Prospectus Supplement relating to such OP Debt Securities.

GLOBAL DEBT SECURITIES

     The OP Debt Securities of a series may be issued in whole or in part in global form. An OP Debt Security in global form will be deposited with, or on behalf of, a depositary, which will be identified in the applicable Prospectus Supplement. A global OP Debt Security may be issued only in registered form and in either temporary or permanent form. An OP Debt Security in global form may not be transferred except as a whole to the depositary for such OP Debt Security or to a nominee or successor of such depositary. If any OP Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global OP Debt Security may exchange such interests for definitive OP Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global OP Debt Security and the specific terms of the depositary arrangement with respect to any such global OP Debt Security.

MERGERS AND SALES OF ASSETS

     The AIMCO Operating Partnership may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the AIMCO Operating Partnership) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the AIMCO Operating Partnership under the OP Debt Securities and the OP Indenture, and (ii) immediately after giving effect to such transaction, no default or event of default shall have occurred or be continuing under the OP Indenture. Upon the assumption of the AIMCO Operating Partnership's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the AIMCO Operating Partnership shall be discharged from all obligations under the OP Debt Securities and the OP Indenture.

EVENTS OF DEFAULT

     Each OP Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, with respect to each series of the OP Debt Securities outstanding thereunder individually, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding OP Debt Securities of such series may declare the principal amount (or, if any of the OP Debt Securities of such series are OP Discount Securities, such portion of the principal amount of such OP Debt Securities as may be specified by the terms thereof) of the OP Debt Securities of such series to be immediately due and payable.

Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding OP Debt Securities of such series may rescind such a declaration.

     Under each OP Indenture, an event of default is defined as, with respect to each series of OP Debt Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any OP Debt Securities of such series; (ii) default in payment of any interest on any OP Debt Securities of such series when due, continuing for 30 days (or 60 days, in the case of Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities); (iii) default by the AIMCO Operating Partnership in compliance with its other agreements in the OP Debt Securities of such series (including, in the case of AIMCO, any related Guarantee) or the OP Indenture relating to the OP Debt Securities of such series (including, in the case of AIMCO, any related Guarantee) upon the receipt by the AIMCO Operating Partnership of notice of such default given by the trustee for such OP Debt Securities or the holders of at least 25% in aggregate principal amount of the outstanding OP Debt Securities of such series and the AIMCO Operating Partnership's failure to cure such default within 60 days after receipt by the AIMCO Operating Partnership of such notice;
(iv) certain events of bankruptcy or insolvency; and (v) any other event of default set forth in an applicable Prospectus Supplement with respect to the OP Debt Securities of such series.

     The trustee shall give notice to holders of the OP Debt Securities of any continuing default known to the trustee within 90 days after the occurrence thereof; provided, that the trustee may withhold such notice, as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

     The holders of a majority in principal amount of the outstanding OP Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the OP Debt Securities of such series; provided that such direction shall not be in conflict with any law or the OP Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the OP Indenture at the direction of such holders, the trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of OP Debt Securities, no holder will have any right to pursue any remedy with respect to the OP Indenture or such OP Debt Securities, unless (i) such holder shall have previously given the trustee written notice of a continuing event of default with respect to the OP Debt Securities of such series; (ii) the holders of at least 25% in aggregate principal amount of the outstanding OP Debt Securities of such series shall have made a written request to the trustee to pursue such remedy; (iii) such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee; (iv) the holders of a majority in aggregate principal amount of the outstanding OP Debt Securities of such series have not given the trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the trustee shall have failed to comply with the request within such 60-day period.

     Notwithstanding the foregoing, the right of any holder of any OP Debt Securities to receive payment of the principal of and interest in respect of such OP Debt Securities on the date specified in such OP Debt Securities as the fixed date on which an amount equal to the principal of such OP Debt Securities or an installment of principal thereof or interest thereon is due and payable (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding OP Debt Securities of any series may waive an existing default with respect to such series and its consequences, other than
(i) any default in any payment of the principal of, or interest on, any OP Debt Securities of such series or (ii) any default in respect of certain covenants or provisions in the OP Indenture which may not be modified without the consent of the holder of each of the outstanding OP Debt Securities of such series affected as described in "Modification and Waiver," below.

     Each OP Indenture provides that the AIMCO Operating Partnership shall deliver to the trustee within 120 days after the end of each fiscal year of the AIMCO Operating Partnership an officers' certificate stating whether or not the signers know of any default that occurred during such period.

MODIFICATION AND WAIVER

     The AIMCO Operating Partnership and the trustee may execute a supplemental indenture without the consent of the holders of the OP Debt Securities (i) to add to the covenants, agreements and obligations of the AIMCO Operating Partnership for the benefit of the holders of all the OP Debt Securities of any series or to surrender any right or power conferred in the OP Indenture upon the AIMCO Operating Partnership; (ii) to evidence the succession of another corporation, partnership or other Person to the AIMCO Operating Partnership and the assumption by such corporation, partnership or other Person of the obligations of the AIMCO Operating Partnership, under the OP Indenture and the OP Debt Securities; (iii) to establish the form or terms of OP Debt Securities of any series as permitted by the OP Indenture; (iv) to provide for the acceptance of appointment under the OP Indenture of a successor trustee with respect to the OP Debt Securities of one or more series and to add to or change any provisions of the OP Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee; (v) to cure any ambiguity, defect or inconsistency; (vi) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of OP Debt Securities), provided that any such addition, change or elimination does not (a) apply to any OP Debt Securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (b) modify the rights of the holder of any such OP Debt Securities with respect to such provision; (vii) to secure the OP Debt Securities; or (viii) to make any other change that does not adversely affect the rights of any holder of OP Debt Securities.

     Each OP Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding OP Debt Securities of the series affected by such supplemental indenture, the AIMCO Operating Partnership and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the OP Indenture with respect to such series of OP Debt Securities or modify in any manner the rights of the holders of the OP Debt Securities of such series; provided that no such supplemental indenture will, without the consent of the holder of each such outstanding OP Debt Security affected thereby (i) change the stated maturity of the principal of, or any installment of principal or interest on, any such OP Debt Security or any premium payable upon redemption or repurchase thereof, or reduce the amount of principal of any OP Debt Security that is an OP Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such OP Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such OP Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such OP Debt Security; (v) reduce the above-stated percentage of holders of OP Debt Securities of any series necessary to modify or amend the OP Indenture for such OP Debt Securities; (vi) modify the foregoing requirements or reduce the percentage in principal amount of outstanding OP Debt Securities of any series necessary to waive any covenant or past default; or (vii) in the case of Senior Subordinated OP Debt Securities or Subordinated OP Debt Securities, amend or modify any of the provisions of such OP Indenture relating to subordination of the OP Debt Securities in any manner adverse to the holders of such OP Debt Securities. Holders of not less than a majority in principal amount of the outstanding OP Debt Securities of any series may waive certain past defaults and may waive compliance by the AIMCO Operating Partnership with certain of the restrictive covenants described above with respect to the OP Debt Securities of such series.

DISCHARGE AND DEFEASANCE

     Unless otherwise indicated in an applicable Prospectus Supplement, each OP Indenture provides that the AIMCO Operating Partnership may satisfy and discharge obligations thereunder with respect to the OP Debt Securities of any series by delivering to the trustee for cancellation all outstanding OP Debt Securities of such series or depositing with the trustee, after such outstanding OP Debt Securities have become due and payable, cash sufficient to pay at stated maturity all of the outstanding OP Debt Securities of such series and paying all other sums payable under the OP Indenture with respect to such series.

     In addition, unless otherwise indicated in an applicable Prospectus Supplement, each OP Indenture provides that: the AIMCO Operating Partnership (a) shall be discharged from its obligations in respect of the

OP Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance"), including those described under "Mergers and Sales of Assets," and any such omission shall not be an event of default with respect to the OP Debt Securities of such series, in each case, at any time prior to the stated maturity or redemption thereof, when the AIMCO Operating Partnership has irrevocably deposited with the trustee, in trust, (i) sufficient funds to pay the principal of and interest to stated maturity (or redemption) on, the OP Debt Securities of such series, or
(ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government of the United States and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to stated maturity (or redemption) on, the OP Debt Securities of such series. Upon such defeasance and discharge, the holders of the OP Debt Securities of such series shall no longer be entitled to the benefits of the OP Indenture, except for the purposes of registration of transfer and exchange of the OP Debt Securities of such series and replacement of lost, stolen or mutilated OP Debt Securities and shall look only to such deposited funds or obligations for payment. In addition, under present law such defeasance and discharge is likely to be treated as a redemption of the OP Debt Securities of that series prior to maturity in exchange for such money or United States government obligations. In that event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of such money and the fair market value of the United States government obligations deemed received and such holder's tax basis in the OP Debt Securities deemed surrendered. Thereafter, each holder would likely be treated as if such holder held an undivided interest in the money (or investments made therewith) or the United States government obligations (or investments made with interest received therefrom), would generally be subject to tax liability in respect of interest income and/or original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of such assets or obligations. Although tax might be owed, the holder of a defeased OP Debt Security would not receive any cash until the maturity or an earlier redemption of the OP Debt Security (except for current payments of interest on the OP Debt Securities of that issue). Such tax treatment could affect the purchase price that a holder would receive upon the sale of the OP Debt Securities. Holders are urged to consult their own tax advisors with respect to the tax treatment of defeasance of any OP Debt Securities.

THE TRUSTEES

     The trustee for any OP Debt Securities will be named in the applicable Prospectus Supplement. Each trustee will be permitted to engage in other transactions with the AIMCO Operating Partnership and each of their subsidiaries; however, if a trustee acquires any conflicting interest, it must eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

     Under its Articles of Incorporation, as amended and supplemented from time to time (the "Charter"), AIMCO may issue, from time to time, shares of one or more series or classes of Preferred Stock. The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock that may be issued and sold pursuant hereto, and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of the material provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, articles supplementary relating to a specific series of the Preferred Stock, which will be in the form filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.

     As of November 15, 1998, the Charter authorizes the issuance of 510,750,000 shares of capital stock, of which 750,000 shares are classified as Class B Preferred Stock, all of which are issued and outstanding,

2,760,000 shares are classified as Class C Preferred Stock, of which 2,400,000 shares are issued and outstanding, 4,600,000 shares are classified as Class D Preferred Stock, of which 4,200,000 shares are issued and outstanding, 10,000,000 shares are classified as Class E Preferred Stock, of which 8,406,955 shares were issued to former Insignia stockholders and 0.5 million shares were reserved for options and warrants, in the aggregate, pursuant to the October 1, 1998 merger of Insignia Financial Group, Inc. ("Insignia") into AIMCO, 4,050,000 shares are classified as Class G Preferred Stock, all of which are issued and outstanding, 2,300,000 shares are classified as Class H Preferred Stock, of which 2,000,000 shares are issued and outstanding, and 2,000,000 shares are classified as Class J Preferred Stock, of which 1,250,000 shares are issued and outstanding (including 250,000 shares which are held by the AIMCO Operating Partnership). See "Description of Other Classes of Outstanding Stock." The Board of Directors of AIMCO (the "AIMCO Board") is authorized to issue shares of Preferred Stock, in one or more classes or subclasses, and may classify and reclassify any of its unissued capital stock into shares of Preferred Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock including, but not limited to, ownership restrictions consistent with the Ownership Limit (defined below) with respect to each series or class of capital stock, and the number of shares constituting each series or class, and to increase or decrease the number of shares of any such series or class, to the extent permitted by the Maryland General Corporation Law (the "MGCL") and the Charter.

     The AIMCO Board shall be authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to each series that may be issued and sold pursuant hereto: (i) the designation of such shares and the number of shares that constitute such series, (ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of AIMCO, (iii) the dividend periods (or the method of calculation thereof), (iv) the voting rights of the shares, (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of AIMCO and any other rights of the shares of such series upon any liquidation or winding-up of AIMCO, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of AIMCO, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities of AIMCO, (viii) whether the shares of such series of Preferred Stock will be listed on a securities exchange, (ix) any special United States federal income tax considerations applicable to such series, and (x) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with the Charter and the MGCL.

CONVERTIBILITY

     No series of Preferred Stock that may be issued and sold pursuant hereto will be convertible into, or exchangeable for, other securities or property, except as set forth in the applicable Prospectus Supplement, which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

DIVIDENDS

     Holders of shares of Preferred Stock, shall be entitled to receive, when and as declared by the AIMCO Board, out of funds of AIMCO legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

     Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock that may be issued and sold pursuant hereto, will rank junior as to dividends to any Preferred Stock that may be issued in the future that is expressly senior as to dividends to the Preferred Stock. If at any time AIMCO has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, AIMCO may not pay any dividend on the Preferred Stock or redeem or otherwise repurchase shares of Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by AIMCO.

     Unless otherwise set forth herein or in the applicable Prospectus Supplement relating to any class or series of Preferred Stock that may be issued and sold pursuant hereto, no dividends (other than dividends payable in Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any Common Stock or any other capital stock of AIMCO ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by AIMCO (except by conversion into or exchange for other capital stock of AIMCO ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any Preferred Stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or Common Stock may be converted into or exchanged for stock of AIMCO ranking junior to the Preferred Stock as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

REDEMPTION AND SINKING FUND

     No series of Preferred Stock that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable Prospectus Supplement, which will set forth the terms and conditions thereof, including the dates and redemption prices of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

LIQUIDATION RIGHTS

     Unless otherwise set forth herein or in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of AIMCO, the holders of shares of each series of Preferred Stock that may be issued and sold pursuant hereto are entitled to receive out of assets of AIMCO available for distribution to stockholders, before any distribution of assets is made to holders of: (i) any other shares of Preferred Stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up; and (ii) shares of Common Stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of AIMCO's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of AIMCO, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by AIMCO. Neither a consolidation or merger of AIMCO with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of AIMCO.

VOTING RIGHTS

     Holders of Preferred Stock that may be issued and sold pursuant hereto will not have any voting rights except as set forth below or in the applicable Prospectus Supplement or as otherwise from time to time required by law. Whenever dividends on any applicable series of Preferred Stock or any other class or series of stock ranking on a parity with the applicable series of Preferred Stock with respect to the payment of dividends shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of Preferred Stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of AIMCO at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall terminate immediately upon the termination of the right of the holders of such Preferred Stock to vote for directors. Unless otherwise set forth in the applicable Prospectus Supplement, holders of shares of Preferred Stock that may be issued and sold pursuant hereto will have one vote for each share held.

     So long as any shares of any series of Preferred Stock remain outstanding, AIMCO shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of Preferred Stock of AIMCO upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or (ii) amend, alter or repeal the provisions of the Charter relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

MISCELLANEOUS

     The holders of Preferred Stock will have no preemptive rights. The Preferred Stock that may be issued and sold pursuant hereto, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by AIMCO shall resume the status of authorized and unissued shares of Preferred Stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on, and the redemption or repurchase of, any series of Preferred Stock may be restricted by loan agreements, indentures and other agreements entered into by AIMCO. The accompanying Prospectus Supplement will describe any material contractual restrictions on such dividend payments.

NO OTHER RIGHTS

     The shares of a series of Preferred Stock that may be issued and sold pursuant hereto will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement or the Charter or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for each series of Preferred Stock that may be issued and sold pursuant hereto will be designated in the applicable Prospectus Supplement.

                      DESCRIPTION OF CLASS A COMMON STOCK

GENERAL

     As of November 15, 1998, the Charter authorizes the issuance of up to 510,750,000 shares of capital stock with a par value of $.01 per share, of which 484,027,500 shares were classified as Class A Common Stock and 262,500 shares were classified as Class B Common Stock. As of November 15, 1998, there were 48,130,525 shares of Class A Common Stock issued and outstanding and 162,500 share of Class B Common Stock issued and outstanding. The Class A Common Stock is traded on the NYSE under the symbol "AIV." BankBoston, N.A. serves as transfer agent and registrar of the Class A Common Stock.

     Holders of the Class A Common Stock are entitled to receive dividends, when and as declared by the AIMCO Board, out of funds legally available therefor. The holders of shares of Class A Common Stock, upon any liquidation, dissolution or winding up of AIMCO, are entitled to receive ratably any assets remaining after payment in full of all liabilities of AIMCO and the liquidation preferences of preferred stock. The shares of Class A Common Stock (which vote with the Class B Common Stock) possess ordinary voting rights for the election of directors of AIMCO (the "Directors" and, collectively, the "AIMCO Board") and in respect of other corporate matters, each share entitling the holder thereof to one vote. Holders of shares of Class A Common Stock do not have cumulative voting rights in the election of Directors, which means that holders of more than 50% of the shares of Class A Common Stock voting for the election of Directors can elect all of the Directors if they choose to do so and the holders of the remaining shares cannot elect any Directors. Holders of shares of Class A Common Stock do not have preemptive rights, which means they have no right to acquire any additional shares of Class A Common Stock that may be issued by AIMCO at a subsequent date.

RESTRICTIONS ON TRANSFER

     For AIMCO to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the AIMCO Board believes that it is essential for AIMCO to continue to qualify as a REIT and to provide additional protection for AIMCO's stockholders in the event of certain transactions, the AIMCO Board has adopted provisions of the Charter restricting the acquisition of shares of Common Stock.

     Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more than 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the outstanding shares of Common Stock. For purposes of calculating the amount of stock owned by a given individual, the individual's Common Stock and Partnership Common Units ("OP Units") of the AIMCO Operating Partnership are aggregated. Under certain conditions, the AIMCO Board may waive the Ownership Limit. However, in no event may such holder's direct or indirect ownership of Common Stock exceed 9.8% of the total outstanding shares of Common Stock. As a condition of such waiver, the AIMCO Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Common Stock in excess of the Ownership Limit, or shares of Common Stock which would cause the REIT to be beneficially owned by fewer than 100 persons, or which would result in AIMCO being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the
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

stock. Shares of Common Stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of
(a) such transferee's original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Common Stock bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Common Stock must file a written statement or an affidavit with AIMCO containing the information specified in the Charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to AIMCO in writing such information with respect to the direct, indirect and constructive ownership of shares as the AIMCO Board deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The ownership limitations may have the effect of precluding acquisition of control of AIMCO by a third party unless the AIMCO Board determines that maintenance of REIT status is no longer in the best interests of AIMCO.

BUSINESS COMBINATIONS

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate or associate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder or an affiliate or associate of the Interested Stockholder with whom the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. For purposes of determining whether a person is an Interested Stockholder of AIMCO, ownership of OP Units will be treated as beneficial ownership of the shares of Common Stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption. The business combination statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. The AIMCO Board has not passed such a resolution.

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

CONTROL SHARE ACQUISITIONS

     The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock previously acquired by that person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or
(iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. For purposes of determining whether a Person is an Interested Stockholder of AIMCO, ownership of OP Units will be treated as beneficial ownership of the shares of Common Stock which may be issued in exchange for the OP Units when such OP Units are tendered for redemption.

     A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the corporation's board of directors to call a special meeting of stockholders, to be held within 50 days of demand, to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the corporation's articles of incorporation or bylaws prior to the control share acquisition. No such exemption appears in the Charter or in AIMCO's bylaws (the "Bylaws"). The control share acquisition statute could have the effect of discouraging offers to acquire AIMCO and of increasing the difficulty of consummating any such offer.

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

               DESCRIPTION OF OTHER CLASSES OF OUTSTANDING STOCK

CLASS B PREFERRED STOCK

     On August 4, 1997, AIMCO issued 750,000 shares of its Class B Preferred Stock to an institutional investor (the "Preferred Share Investor") for $75.0 million. The Class B Preferred Stock has an aggregate liquidation value of $75 million and, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, ranks (a) prior or senior to the Class A Common Stock, the Class B Common Stock, the Class E Preferred Stock, and any other class or series of capital stock of AIMCO if the holders of the Class B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series ("Class B Junior Stock"), (b) on a parity with the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock and with any other class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class B Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class B Parity Stock") and (c) junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class B Preferred Stock ("Class B Senior Stock"). Holders of the Class B Preferred Stock are entitled to receive, when, as and if declared by the AIMCO Board, quarterly cash dividends per share equal to the greater of (i) $1.78125 (the "Base Rate") and (ii) the cash dividends declared on the number of shares of Class A Common Stock into which one share of Class B Preferred Stock is convertible. On or after August 4, 1998, each share of Class B Preferred Stock may be converted at the option of the holder into 3.28407 shares of Class A Common Stock, subject to certain anti-dilution adjustments. AIMCO may redeem any or all of the Class B Preferred Stock on or after August 4, 2002 at a redemption price of $100 per share, plus unpaid dividends accrued on the shares redeemed.

     Holders of Class B Preferred Stock, voting as a class with the holders of all Class B Parity Stock, will be entitled to elect (i) two directors of AIMCO if six quarterly dividends (whether or not consecutive) on the Class B Preferred Stock or any Class B Parity Stock are in arrears, and (ii) one director of AIMCO if for two consecutive quarterly dividend periods AIMCO fails to pay at least $0.4625 in dividends on the Class A Common Stock and, in any such case, the number of directors constituting the AIMCO Board shall be increased by one or two, as the case may be (if not already increased by reason of similar types of provisions with respect to shares of Class B Parity Stock). The affirmative vote of the holders of two-thirds of the outstanding shares of Class B Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class B Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class B Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise. If the IRS were to make a final determination that AIMCO does not qualify as a REIT in accordance with Sections 856 through 860 of the Code, the Base Rate for the quarterly cash dividends on the Class B Preferred Stock would increase to $3.03125 per share.

     The agreement pursuant to which AIMCO issued the Class B Preferred Stock (the "Preferred Share Purchase Agreement") provides that the Preferred Share Investor may require AIMCO to repurchase such investor's Class B Preferred Stock in whole or in part at a price of 105% of the liquidation preference thereof, plus accrued and unpaid dividends on the purchased shares, if (i) AIMCO shall fail to continue to be taxed as a REIT pursuant to Sections 856 through 860 of the Code, or (ii) upon the occurrence of a change of control (as defined in the Preferred Share Purchase Agreement). The Preferred Share Purchase Agreement also provides that, so long as the Preferred Share Investor owns Class B Preferred Stock with an aggregate liquidation preference of at least $18.75 million, neither AIMCO, the AIMCO Operating Partnership nor any subsidiary of AIMCO may issue preferred securities or incur indebtedness for borrowed money if immediately following such issuance and after giving effect thereto and the application of the net proceeds therefrom, AIMCO's ratio of aggregate consolidated earnings before interest, taxes, depreciation and amortization to

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

aggregate consolidated fixed charges for the four fiscal quarters immediately preceding such issuance would be less than 1.5 to 1.

     Subject to certain exceptions specified in the provisions of the Charter establishing the terms of the Class B Preferred Stock, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, shares of Class B Preferred Stock with a value in excess of the excess of (i) 8.7% (or 15% in the case of certain pension trusts described in the Code, investment companies registered under the Investment Company Act of 1940 and Mr. Considine) of the aggregate value of all shares of capital stock of AIMCO over (ii) the aggregate value of all shares of capital stock of AIMCO other than Class B Preferred Stock that are owned by such holder (the "Class B Preferred Ownership Limit"). Under certain conditions, the AIMCO Board may waive such ownership limit. As a condition of such waiver, the AIMCO Board may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of AIMCO. If shares of Class B Preferred Stock in excess of the Class B Preferred Ownership Limit, or shares of Class B Preferred Stock which would result in AIMCO being "closely held," within the meaning of
Section 856(h) of the Code, or which would otherwise result in AIMCO failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of Class B Preferred Stock transferred in excess of the Class B Preferred Ownership Limit or other applicable limitations will automatically be transferred to a trust for the exclusive benefit of one or more qualifying charitable organizations to be designated by AIMCO. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Class B Preferred Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the market value of such shares on the date of the violative transfer if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust are purchasable by AIMCO for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that AIMCO determines to purchase the stock. The 90-day period commences on the date of the violative transfer or the date that the AIMCO Board determines in good faith that a violative transfer has occurred, whichever is later. All certificates representing shares of Class B Preferred Stock bear a legend referring to the restrictions described above.

CLASS C PREFERRED STOCK

     On December 23, 1997, AIMCO issued 2,400,000 shares of Class C Preferred Stock in an underwritten public offering for net proceeds of approximately $57.9 million. The Class C Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, ranks (a) prior or senior to the Class A Common Stock, the Class B Common Stock, the Class E Preferred Stock and any other class or series of capital stock of AIMCO if the holders of the Class C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series ("Class C Junior Stock"), (b) on a parity with the Class B Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock and with any other class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class C Parity Stock") and (c) junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class C Preferred Stock ("Class C Senior Stock").

     Holders of Class C Preferred Stock are entitled to receive cash dividends at the rate of 9% per annum of the $25 liquidation preference (equivalent to $2.25 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class C Junior Stock, the holders of Class C Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class C Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class C Parity Stock, then such proceeds shall be distributed among the holders of Class C Preferred Stock and any such other Class C Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class C Preferred Stock and any such other Class C Parity Stock if all amounts payable thereon were paid in full.

     On and after December 23, 2002, AIMCO may redeem shares of Class C Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class C Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class C Preferred Stock has no stated maturity and will not be subject to any sinking find or mandatory redemption provisions.

     Holders of shares of Class C Preferred Stock have no voting rights, except that if distributions on Class C Preferred Stock or any series or class of Class C Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class C Preferred Stock (voting together as a single class with all other shares of Class C Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class C Preferred Stock called for such purpose. The affirmative vote of the holders of two thirds of the outstanding shares of Class C Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class C Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class C Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class C Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS D PREFERRED STOCK

     On February 19, 1998, AIMCO issued 4,200,000 shares of Class D Preferred Stock in an underwritten public offering for net proceeds of approximately $101.5 million. The Class D Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, ranks (a) prior or senior to the Class A Common Stock, the Class B Common Stock, the Class E Preferred Stock and any other class or series of capital stock of AIMCO if the holders of the Class D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series ("Class D Junior Stock"), (b) on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock and with any other class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class D Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class D Parity Stock") and (c) junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class D Preferred Stock ("Class D Senior Stock").

     Holders of Class D Preferred Stock are entitled to receive cash dividends at the rate of 8 3/4% per annum of the $25 liquidation preference (equivalent to $2.1875 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and

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

October 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class D Junior Stock, the holders of Class D Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class D Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class D Parity Stock, then such proceeds shall be distributed among the holders of Class D Preferred Stock and any such other Class D Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Class D Preferred Stock and any such other Class D Parity Stock if all amounts payable thereon were paid in full.

     On and after February 19, 2003, AIMCO may redeem shares of Class D Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class D Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class D Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class D Preferred Stock have no voting rights, except that if distributions on Class D Preferred Stock or any series or class of Class D Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class D Preferred Stock (voting together as a single class with all other shares of Class D Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class D Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class D Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class D Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class D Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class D Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS E PREFERRED STOCK

     On October 1, 1998, Insignia was merged into AIMCO. As merger consideration, AIMCO has issued to former Insignia stockholders 8,406,955 shares of Class E Preferred Stock and reserved 0.5 million shares for options and warrants, in the aggregate. The Class E Preferred Stock (a) after January 15, 1999 ranks prior to Class A Common Stock and Class B Common Stock, and any other class or series of capital stock of AIMCO if holders of the Class E Preferred Stock are to be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution, and winding-up in preference or priority to the holders of shares of such class or series ("Class E Junior Stock"), (b) ranks on a parity with any class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class E Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Class E Parity Stock") and (c) ranks junior to the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock and any other class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Class E Preferred Stock ("Class E Senior Stock").

     On any date (each, a "Dividend Payment Date") on which cash dividends are paid on the Class A Common Stock prior to the Call Date (as defined below), holders of Class E Preferred Stock shall be entitled to receive cash dividends payable in an amount per share of Class E Preferred Stock equal to the per share dividend payable on Class A Common Stock on such Dividend Payment Date. Such dividends shall be cumulative from the date of original issue, and shall be payable quarterly in arrears on the Dividend Payment Dates, commencing on the first Dividend Payment Date after the date of original issue. Holders of Class E

Preferred Stock will be entitled to receive the same cash dividends per share as holders of Class A Common Stock. In addition, holders of Class E Preferred Stock on the record date for payment to be set by AIMCO's board of directors will be entitled to receive a special dividend in an aggregate amount of $50 million (the "Special Dividend"). Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class E Junior Stock, the holders of Class E Preferred Stock shall be entitled to receive a liquidation preference of $1 per share plus the Special Dividend if such dividend is unpaid on the date of the final distribution to such holders (collectively, the "Class E Liquidation Preference"), and thereafter each share of Class E Preferred Stock shall have the same rights with respect to assets of AIMCO as one share of Class A Common Stock.

     On any date which the Special Dividend, or any portion thereof, is paid (which may be declared by the AIMCO Board in its sole discretion), the holders of Class E Preferred Stock shall be entitled to receive an amount per share of Class E Preferred Stock equal to the Special Dividend divided by the Series E Conversion Ratio (as defined in the Insignia Merger Agreement). After January 15, 1999, if any portion of the Special Dividend or any other dividend has yet to be declared and paid to the holders of Class E Preferred Stock, no dividends may be declared or paid or set apart for payment by AIMCO on its common stock.

     On the close of business on the day on which the Special Dividend (or any remaining unpaid portion thereof) is paid to the holders of the Class E Preferred Stock, each share of Class E Preferred Stock will be automatically converted into one share of Class A Common Stock without any action on the part of AIMCO or the holder of such share (the "Conversion Date"). If AIMCO at any time following the consummation of the Insignia merger pays a dividend or makes a distribution, subdivides, combines, reclassifies, issues rights, options or warrants or makes any other distribution in securities in relation to its outstanding Class A Common Stock, then AIMCO will contemporaneously do the same with respect to the Class E Preferred Stock.

     On or after October 1, 2018, AIMCO may redeem shares of Class E Preferred Stock, in whole or in part, at a cash redemption price equal to the sum of (i) the greater of (A) the Current Market Price (as defined in the Insignia Merger Agreement) of the Class A Common Stock on the date specified for redemption by AIMCO in a notice sent to holders of Class E Preferred Stock (the "Call Date") or (B) the AIMCO Index Price (as defined in the Insignia Merger Agreement), but determined without giving effect to the limitation of $38.00 per share, plus
(ii) all accrued and unpaid dividends to the Call Date. The Class E Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class E Preferred Stock are entitled to one-half
( 1/2) of one vote with respect to all matters in which holders of Class A Common Stock are entitled to vote thereon. In addition, if any portion of the Special Dividend has yet to be declared and paid to the holders of Class E Preferred Stock on January 15, 1999, or if distributions on Class E Preferred Stock or any series or class of Preferred Stock of AIMCO shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board of Directors shall be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of AIMCO) and the holders of Class E Preferred Stock (voting together as a single class with all other shares of Class E Parity Stock which are entitled to similar voting rights) will be entitled to vote for the election of the additional directors of AIMCO. Such right shall continue until full cumulative dividends for all past dividend periods on all shares of Preferred Stock of AIMCO, including any shares of Class E Preferred Stock, have been paid or declared and set apart for payment.

CLASS G PREFERRED STOCK

     On July 15, 1998, AIMCO issued 4,050,000 shares of its Class G Preferred Stock in an underwritten public offering for net proceeds of approximately $98.0 million. The Class G Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, ranks (a) prior or senior to the Class A Common Stock, the Class B Common Stock, the Class E Preferred Stock and any other class or series of capital Stock of AIMCO if the holders of the Class G Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series ("Class G Junior Stock"), (b) on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class H Preferred Stock and with any other class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class G Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class G Parity Stock") and (c) junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class G Preferred Stock ("Class G Senior Stock").

     Holders of Class G Preferred Stock are entitled to receive cash dividends at the rate of 9 3/8% per annum of the $25 liquidation preference (equivalent to $2.34375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class G Junior Stock, the holders of Class G Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class G Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class G Parity Stock, then such proceeds shall be distributed among the holders of Class G Preferred Stock and any such other Class G Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class G Preferred Stock and any such other Class G Parity Stock if all amounts payable thereon were paid in full.

     On and after July 15, 2008, AIMCO may redeem shares of Class G Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class G Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class G Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class G Preferred Stock have no voting rights, except that if distributions on Class G Preferred Stock or any series or class of Class G Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class G Preferred Stock (voting together as a single class with all other shares of Class G Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class G Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class G Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class G Preferred Stock, and to approve the issuance of any capital Stock that ranks senior to the Class G Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class G Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS H PREFERRED STOCK

     On August 14, 1998, AIMCO issued 2,000,000 shares of its Class H Preferred Stock in an underwritten public offering for net proceeds of approximately $48.1 million. The Class H Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of AIMCO, ranks (a) prior or senior to the Class A Common Stock, the Class B Common Stock, the Class E Preferred Stock and any other class or series of capital Stock of AIMCO if the holders of the Class H Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of shares of such class or series ("Class H Junior Stock"), (b) on a parity with the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class G Preferred Stock and with any other class or series of capital stock of AIMCO if the holders of such class or series of stock and the Class H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding-up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class H Parity Stock") and (c) junior to any class or series of capital stock of AIMCO if the holders of such class or series shall be entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding-up in preference or priority to the holders of the Class H Preferred Stock ("Class H Senior Stock").

     Holders of Class H Preferred Stock are entitled to receive cash dividends at the rate of 9 1/2% per annum of the $25 liquidation preference (equivalent to $2.375 per annum per share). Such dividends are cumulative from the date of original issue, and are payable quarterly on or before January 15, April 15, July 15 and October 15 of each year, commencing October 15, 1998. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class H Junior Stock, the holders of Class H Preferred Stock shall be entitled to receive a liquidation preference of $25 per share (the "Class H Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class H Parity Stock, then such proceeds shall be distributed among the holders of Class H Preferred Stock and any such other Class H Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class H Preferred Stock and any such other Class H Parity Stock if all amounts payable thereon were paid in full.

     On and after August 14, 2003, AIMCO may redeem shares of Class H Preferred Stock, in whole or in part, at a cash redemption price equal to 100% of the Class H Liquidation Preference plus all accrued and unpaid dividends to the date fixed for redemption. The Class H Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     Holders of shares of Class H Preferred Stock have no voting rights, except that if distributions on Class H Preferred Stock or any series or class of Class H Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class H Preferred Stock (voting together as a single class with all other shares of Class H Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class H Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class H Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class H Preferred Stock, and to approve the issuance of any capital stock that ranks senior to the Class H Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class H Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS J PREFERRED STOCK

     On November 6, 1998, AIMCO issued 1,000,000 shares of its Class J Preferred Stock in a private placement for net proceeds of approximately $100 million. In addition, on the same date, AIMCO issued 250,000 shares of Class J Preferred Stock to the AIMCO Operating Partnership in a private placement in exchange for 250,000 of the AIMCO Operating Partnership's Class J Partnership Preferred Units. Any other class or series of capital stock of AIMCO ranks (a) prior or senior to the Class J Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Class J Preferred Stock ("Class J Senior Stock"); (b) on a parity with the Class J Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or liquidation prices per share thereof be different from those of the Class J Preferred Stock, if (i) such capital stock is Class B Preferred Stock, Class C Preferred Stock, Class D

Preferred Stock, Class G Preferred Stock, or Class H Preferred Stock of AIMCO, or (ii) the holders of such class of stock or series and the Class J Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other ("Class J Parity Stock"); and (c) junior to the Class J Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if (i) such capital stock or series is Class A Common Stock or Class B Common Stock of AIMCO, (ii) such capital stock is Class E Preferred Stock of AIMCO or (iii) the holders of Class J Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series ("Class J Junior Stock").

     Holders of Class J Preferred Stock are entitled to receive cash dividends at the rate of 7% per annum of the $100 liquidation preference (equivalent to $7 per annum per share) for the period beginning on November 6, 1998 and lasting until November 15, 1998, 8% per annum of the $100 liquidation preference (equivalent to $8 per annum per share) for the period beginning on and including November 15, 1998 and lasting until November 15, 1999, 9% per annum of the $100 liquidation preference (equivalent to $9 per annum per share) for the period beginning on and including November 15, 1999 and lasting until November 15, 2000, and 9 1/2% per annum of the $100 liquidation preference (equivalent to $9.50 per annum per share) thereafter. Such dividends are cumulative from November 6, 1998 and are payable quarterly generally on the date dividends are paid on the Class A Common Stock with respect to dividend periods ending on February 15, May 15, August 15 and November 15 of each year. Upon any liquidation, dissolution or winding up of AIMCO, before payment or distribution by AIMCO shall be made to or set apart for the holders of any shares of Class J Junior Stock, the holders of Class J Preferred Stock shall be entitled to receive a liquidation preference of $100 per share (the "Class J Liquidation Preference"), plus an amount equal to all accumulated, accrued and unpaid dividends to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If proceeds available for distribution shall be insufficient to pay the preference described above and any liquidating payments on any other shares of any class or series of Class J Parity Stock, then such proceeds shall be distributed among the holders of Class J Preferred Stock and any such other Class J Parity Stock ratably in the same proportion as the respective amount that would be payable on such Class J Preferred Stock and any such other Class J Parity Stock if all amounts payable thereon were paid in full.

     The Class J Preferred Stock is not redeemable, except in the event of a violation of any of the ownership restrictions. AIMCO has the right to require that all or part of the outstanding Class J Preferred Stock be converted into Class A Common Stock at a conversion price (the "Conversion Price") of $40 (equivalent to a conversion rate of 2.5 shares of Class A Common Stock for each share of Class J Preferred Stock) (a) at any time after November 6, 2002, if the market price of the Class A Common Stock in the five most recent trading days is equal to or greater than $40 or, (b) at any time on or prior to November 6, 2002, if the Internal Rate of Return (as defined in the Charter) exceeds 12.5%. Holders of shares of Class J Preferred Stock also may at their option convert any or all of such shares into the number of shares of Class A Common Stock obtained by dividing the Class J Liquidation Preference (excluding any accumulated accrued and unpaid dividends) per share of Class J Preferred Stock by the Conversion Price. The Conversion Price is subject to adjustment from time to time under certain circumstances.

     Holders of shares of Class J Preferred Stock have no voting rights, except that if distributions on Class J Preferred Stock or any series or class of Class J Parity Stock shall be in arrears for six or more quarterly periods, the number of directors constituting the AIMCO Board shall be increased by two and the holders of Class J Preferred Stock (voting together as a single class with all other shares of Class J Parity Stock, which are entitled to similar voting rights) will be entitled to vote for the election of the two additional directors of AIMCO at any annual meeting of stockholders or at a special meeting of the holders of the Class J Preferred Stock called for the purpose. The affirmative vote of the holders of two-thirds of the outstanding shares of Class J Preferred Stock will be required to amend the Charter in any manner that would adversely affect the rights of the holders of Class J Preferred Stock and to approve the issuance of any capital stock that ranks senior to the Class J Preferred Stock with respect to payment of dividends or upon liquidation, dissolution, winding up or otherwise.

     There are ownership restrictions applicable to the Class J Preferred Stock that are similar to those for the Class B Preferred Stock.

CLASS B COMMON STOCK

     In connection with the initial formation of AIMCO, Terry Considine, Peter Kompaniez, Steven Ira and Robert P. Lacy (a former officer of AIMCO) acquired an aggregate of 650,000 shares of Class B Common Stock. The Charter, which initially authorized 750,000 shares of Class B Common Stock, was amended in June 1998 to authorize 262,500 shares of Class B Common Stock, of which 162,500 shares were issued and outstanding as of October 1, 1998. The Class B Common Stock does not have voting or dividend rights and, unless converted into Class A Common Stock, as described below, is subject to repurchase by AIMCO as described below. As of December 31 of each of the years 1994 through 1998 (each, a "Year-End Testing Date"), a number of the shares of Class B Common Stock outstanding as of such date (the "Eligible Class B Shares") become eligible for automatic conversion (subject to the Ownership Limit) into an equal number of shares of Class A Common Stock (subject to adjustment upon the occurrence of certain events in respect of the Class A Common Stock, including stock dividends, subdivisions, combinations and reclassifications). Once Class B Common Stock has been converted into Class A Common Stock, holders of such shares of converted Class A Common Stock will have voting and dividend rights of Class A Common Stock generally. Once converted or forfeited, the Class B Common Stock may not be reissued by AIMCO.

     The Eligible Class B Shares convert to Class A Common Stock if (i) AIMCO's Funds from Operations Per Share (as defined below) reaches certain annual and cumulative growth targets and (ii) the average market price for a share of Class A Common Stock for a 90 calendar day period beginning on any day on or after the October 1 immediately preceding the relevant Year-End Testing Date equals or exceeds a specified target price. "Funds from Operations Per Share" or "FFO Per Share" means, for any period, (i) net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, less any preferred stock dividend payments, divided by (ii) the sum of (a) the number of shares of the Class A Common Stock outstanding on the last day of such period (excluding any shares of the Class A Common Stock into which shares of the Class B Common Stock shall have been converted as a result of the conversion of shares of the Class B Common Stock on the last day of such period) and (b) the number of shares of the Class A Common Stock issuable to acquire units of limited partnership that (x) may be tendered for redemption in any limited partnership in which AIMCO serves as general partner and (y) are outstanding on the last day of such period.

     Set forth below for each of the remaining Year-End Testing Dates is (i) the number of shares of Class B Common Stock that become Eligible Class B Shares as of such date, (ii) the annual FFO Per Share growth target (as a percentage increase in FFO Per Share from the prior year), (iii) the cumulative FFO Per Share growth target (in FFO Per Share) and (iv) the average market price target:

                                              ANNUAL FFO PER   CUMULATIVE FFO PER
                           ELIGIBLE CLASS B    SHARE GROWTH       SHARE GROWTH      AVERAGE MARKET
  YEAR-END TESTING DATE       SHARES(1)           TARGET             TARGET          PRICE TARGET
  ---------------------    ----------------   --------------   ------------------   --------------
December 31, 1998........      162,500             8.5%              $2.760            $26.373

---------------

(1) Assumes that only the shares of Class B Common Stock outstanding as of December 31, 1997 remain outstanding until converted into shares of Class A Common Stock.

     Any Class B Common Stock that has not been converted into Class A Common Stock following December 31, 1998 will be subject to repurchase by AIMCO at a price of $0.10 per share. Class B Common Stock is also subject to automatic conversion upon the occurrence of certain events, including a change of control (as defined in the Charter). The AIMCO Board may increase the number of shares which are eligible for conversion as of any Year-End Testing Date and may, under certain circumstances, accelerate the conversion of outstanding Class B Common Stock at such time and in such amount as it may determine appropriate.

     All of the 65,000 shares of Class B Common Stock eligible for conversion as of the December 31, 1994 Year-End Testing Date, all of the 130,000 shares of Class B Common Stock eligible for conversion as of the December 31, 1995 Year-End Testing Date, all of the 130,000 shares of Class B Common Stock eligible for conversion as of December 31, 1996 and all of the 162,500 shares of Class B Common Stock eligible for conversion as of December 31, 1997, have been converted into shares of Class A Common Stock. As of October 1, 1998, the outstanding Class B Common Stock was held as follows: 93,428 shares by Mr. Considine, 41,438 shares by Mr. Kompaniez, 13,821 shares by Mr. Ira and 13,813 shares by Mr. Lacy.

                            DESCRIPTION OF WARRANTS

GENERAL

     AIMCO may issue, together with other Securities registered herein or separately, warrants for the purchase of Debt Securities, Preferred Stock or Class A Common Stock (the "Warrants"). The Warrants may be issued under a Warrant Agreement (each, a "Warrant Agreement") to be entered into between AIMCO and a bank or trust company, as warrant agent (the "Warrant Agent"), as set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. The Warrant Agent will act solely as an agent of AIMCO in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The Warrant Agreement for each Warrant, including the forms of certificates representing the Warrants ("Warrant Certificates"), will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part at or prior to the time of the issuance of such Warrants.

     The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable Prospectus Supplement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Warrant Agreement and Warrant Certificate. The following summary of the material provisions of the Warrants, Warrant Agreement and Warrant Certificate does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Warrant Agreement and Warrant Certificate, including the definitions therein of certain terms.

     Reference is made to the applicable Prospectus Supplement for the terms of Warrants in respect of which this Prospectus is being delivered, the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following: (i) the designation, aggregate principal amount and terms of the Debt Securities of AIMCO or the designation and terms of the Preferred Stock, if any, purchasable upon exercise of such Warrants; (ii) the procedures and conditions relating to the exercise of such Warrants; (iii) the designation and terms of any related Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (iv) the date, if any, on and after which such Warrants and the related Securities will be separately transferable; (v) the offering price of the Warrants, if any; (vi) the principal amount of Debt Securities of AIMCO or the number of shares of Preferred Stock or Common Stock purchasable upon exercise of each Warrant and the price at which such principal amount of Debt Securities of AIMCO or shares of Preferred Stock or Class A Common Stock may be purchased upon such exercise, or the method of determining such number and price; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) a discussion of United States Federal income tax considerations applicable to the ownership or exercise of such Warrants; (ix) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (x) call provisions of such Warrants, if any; and (xi) any other terms of the Warrants.

     Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the Debt Securities of AIMCO purchasable upon such exercise or to any dividend payments or voting rights that holders of the Preferred Stock or Common Stock purchasable upon such exercise may be entitled to.

     Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities of AIMCO, or such number of shares of Preferred Stock or Class A Common Stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the applicable Prospectus Supplement relating to the Warrants. Upon receipt of payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent on any other office indicated in the applicable Prospectus Supplement, AIMCO will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     AIMCO or the AIMCO Operating Partnership may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents or dealers. Any such underwriter, agent or dealer involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices at the time of sale or at negotiated prices. AIMCO or the AIMCO Operating Partnership also may, from time to time, authorize underwriters acting as AIMCO's or the AIMCO Operating Partnership's agents to offer and sell the Securities upon the terms and conditions set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from AIMCO or the AIMCO Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by AIMCO or the AIMCO Operating Partnership to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements entered into with AIMCO or the AIMCO Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, AIMCO or the AIMCO Operating Partnership will sell such Securities to such dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If so indicated in the applicable Prospectus Supplement, AIMCO or the AIMCO Operating Partnership will authorize dealers acting as AIMCO's or the AIMCO Operating Partnership's agents to solicit offers by certain institutions to purchase Securities from AIMCO or the AIMCO Operating Partnership at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount or number of Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts or numbers stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will, in all cases, be subject to the approval of AIMCO or the AIMCO Operating Partnership. Such Contracts will not be subject to any conditions except (a) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (b) if the Securities are being sold to underwriters, AIMCO or the AIMCO Operating Partnership shall have sold to such underwriters the total principal amount or number of the Securities less the principal amount or number thereof covered by the Contracts. The Prospectus Supplement will set forth the commission payable for solicitation of such Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     Until the distribution of the Securities offered pursuant to any Prospectus Supplement is completed, the Commission's rules may limit the ability of any underwriter participating in such distribution to bid for and purchase the Securities offered thereby and other securities of AIMCO or the AIMCO Operating Partnership. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize or maintain the price of such securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If any such underwriter creates a short position in such securities in connection with the offering, such underwriter may reduce such short position by purchasing securities.

     In general, bids for or purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such bids or purchases.

     Neither AIMCO nor the AIMCO Operating Partnership nor any underwriter participating in any distribution makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the offered Securities or other securities of AIMCO or the AIMCO Operating Partnership. In addition, neither AIMCO nor the AIMCO Operating Partnership nor any such underwriter makes any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Certain of the underwriters, if any, and their affiliates may be customers of, engage in transactions with and perform services for AIMCO or the AIMCO Operating Partnership in the ordinary course of business.

     The Securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for any of the Securities.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain federal income tax consequences resulting from the acquisition of, holding, exchanging, and otherwise disposing of Securities. This discussion is based upon the Code, regulations promulgated by the U.S. Treasury Department (the "Treasury Regulations"), rulings issued by the Internal Revenue Service (the "IRS"), and judicial decisions, all in effect as of the date of this Prospectus and all of which are subject to change, possibly retroactively. Such summary is also based on the assumptions that the operation of AIMCO, the AIMCO Operating Partnership and the Subsidiary Partnerships will be in accordance with their respective organizational documents and partnership agreements. This summary is for general information only and does not purport to discuss all aspects of federal income taxation which may be important to a particular investor in light of its investment or tax circumstances, or to certain types of investors subject to special tax rules (including financial institutions, broker-dealers, insurance companies, and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States federal income tax purposes). This summary assumes that investors will hold their Securities as "capital assets" (generally, property held for investment). No advance ruling has been or will be sought from the IRS regarding any matter discussed in this Prospectus.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF SECURITIES AND OF AIMCO'S ELECTION TO BE SUBJECT TO TAX, FOR FEDERAL INCOME TAX PURPOSES, AS A REAL ESTATE INVESTMENT TRUST.

GENERAL

     The REIT provisions of the Code are highly technical and complex. The following summary sets forth certain aspects of the provisions of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and administrative and judicial interpretations thereof, all of which are subject to change, possibly retroactively.

     AIMCO has elected to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1994, and AIMCO intends to continue such election. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Counsel"), commencing with the AIMCO's initial taxable year ended December 31, 1994, AIMCO was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation, and its actual method of operation since its formation, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based and conditioned upon certain assumptions and representations made by AIMCO as to factual matters (including representations of AIMCO concerning its business and properties as set forth in this Prospectus). The opinion is expressed as of its date and Counsel has no obligation to advise holders of Securities of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, such qualification and taxation as a REIT depends upon AIMCO's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of AIMCO's operation for any tax year will satisfy such requirements. See
"-- Failure to Qualify." An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge AIMCO's eligibility for taxation as a REIT.

     Provided AIMCO qualifies for taxation as a REIT, it will generally not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from

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

investment in a corporation. However, notwithstanding AIMCO's qualification as a REIT, AIMCO will be subject to federal income tax as follows: First, AIMCO will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, AIMCO may be subject to the "alternative minimum tax" on its items of tax preference. Third, if AIMCO has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fourth, if AIMCO should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which AIMCO fails the 75% or 95% test multiplied by (b) a fraction intended to reflect AIMCO's profitability. Fifth, if AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gains that AIMCO elects to retain and pay the tax thereon), and (iii) any undistributed taxable income from prior periods, AIMCO would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, if AIMCO acquires assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in the hands of AIMCO is determined by reference to the adjusted tax basis of such assets in the hands of the subchapter C corporation, under Treasury Regulations not yet promulgated, the subchapter C corporation would be required to recognize any net Built-In Gain (as defined below) that would have been realized if the Subchapter C corporation had liquidated on the day before the date of the transfer. Pursuant to IRS Notice 88-19, AIMCO may elect, in lieu of the treatment described above, to be subject to tax if it recognizes gain on the disposition of any such assets during the ten-year period beginning on the day on which it acquires such assets at the highest regular corporate tax rate on such gain to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of the beginning of the ten-year period ("Built-in Gain"). AIMCO intends to make such an election and, therefore, will be taxed at the highest regular corporate rate on such Built-in Gain if, and to the extent, such assets are sold within the specified ten-year period. It should be noted that AIMCO has acquired (and may in the future acquire) a significant amount of assets with Built-in Gain and a taxable disposition by AIMCO of these assets within ten years of their acquisitions would subject AIMCO to tax under the foregoing rule. Seventh, AIMCO could be subject to foreign taxes on its investments and activities in foreign jurisdictions. In addition, AIMCO could also be subject to tax in certain situations and on certain transactions not presently contemplated.

  Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons;
(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests described below (including with respect to the nature of its income and assets). The Code provides that conditions (1) through
(4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. AIMCO's Charter provides certain restrictions regarding transfers of its shares, which provisions are intended to assist AIMCO in satisfying the share ownership requirements described in conditions (5) and (6) above.

     To monitor AIMCO's compliance with the share ownership requirements, AIMCO is required to maintain records regarding the actual ownership of its shares. To do so, AIMCO must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by AIMCO). A list of those persons failing or refusing to comply with this demand must be maintained
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

as part of AIMCO's records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

     In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. AIMCO satisfies this requirement.

  Ownership of Partnership Interests

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, AIMCO's proportionate share of the assets, liabilities and items of income of the Subsidiary Partnerships in which it has ownership interests will be treated as assets, liabilities and items of income of AIMCO for purposes of applying the REIT requirements described herein. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of AIMCO's Investments in Partnerships."

  Income Tests

     In order to maintain qualification as a REIT, AIMCO annually must satisfy two gross income requirements. First, at least 75% of AIMCO's gross income (excluding gross income from "prohibited transactions," i.e., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of AIMCO's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

     Rents received by AIMCO through the Subsidiary Partnerships will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the REIT derives no revenue. However, AIMCO (or its affiliates) is permitted to directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, AIMCO (or its affiliates) may provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services.

     Various affiliates of AIMCO that manage the Managed Properties (collectively, the "Management Subsidiaries") receive management fees and other income. A portion of such fees and other income accrue to AIMCO through distributions from the Management Subsidiaries that will be classified as dividend income to the extent of the earnings and profits of the Management Subsidiaries. Such distributions will generally qualify under the 95% gross income test but not under the 75% gross income test.

     If AIMCO fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if AIMCO's failure to meet such tests was due to reasonable cause and not due to willful neglect, AIMCO attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible,
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

however, to state whether in all circumstances AIMCO would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving AIMCO, AIMCO will not qualify as a REIT. As discussed above in "-- General," even where these relief provisions apply, a tax is imposed with respect to the excess net income.

  Asset Tests

     AIMCO, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of AIMCO's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Subsidiary Partnerships), certain stock or debt instruments purchased by AIMCO with new capital, cash, cash items and U.S. government securities. Second, not more than 25% of AIMCO's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by AIMCO may not exceed 5% of the value of AIMCO's total assets, and AIMCO may not own more than 10% of any one issuer's outstanding voting securities.

     AIMCO indirectly owns interests in the Management Subsidiaries. As set forth above, the ownership of more than 10% of the voting securities of any one issuer by a REIT or the investment of more than 5% of the REIT's total assets in any one issuer's securities is prohibited by the asset tests. AIMCO believes that its indirect ownership interests in the Management Subsidiaries qualify under the asset tests set forth above. However, no independent appraisals have been obtained to support AIMCO's conclusions as to the value of the AIMCO Operating Partnership's total assets and the value of the AIMCO Operating Partnership's interest in the Management Subsidiaries and these values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that the AIMCO Operating Partnership's ownership interests in the Management Subsidiaries disqualifies AIMCO from treatment as a REIT.

     AIMCO's indirect interests in the AIMCO Operating Partnership and other Subsidiary Partnerships are held through wholly owned corporate subsidiaries of AIMCO organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of AIMCO. Each qualified REIT subsidiary therefore is not subject to federal corporate income taxation, although it may be subject to state or local taxation. In addition, AIMCO's ownership of the voting stock of each qualified REIT subsidiary does not violate the general restriction against ownership of more than 10% of the voting securities of any issuer.

  Annual Distribution Requirements

     AIMCO, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of AIMCO's "REIT taxable income" (computed without regard to the dividends paid deduction and AIMCO's net capital gain) and
(ii) 95% of the net income (after tax), if any, from foreclosure property, minus
(B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before AIMCO timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that AIMCO distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at ordinary corporate tax rates. AIMCO may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In such a case, AIMCO's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by AIMCO. AIMCO's stockholders would then increase the adjusted basis of their AIMCO shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares. If AIMCO should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year and (ii) 95% of its REIT capital gain net income for such year (excluding retained long-term capital gains), and (iii) any undistributed taxable income from prior periods, AIMCO would be subject to a 4% excise tax on the excess of such required distribution over the
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

amounts actually distributed. AIMCO believes that it has made, and intends to make, timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that AIMCO, from time to time, may not have sufficient cash to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of cash (including receipt of distributions from the AIMCO Operating Partnership) and (ii) the inclusion of certain items in income by AIMCO for federal income tax purposes. In the event that such timing differences occur, in order to meet the 95% distribution requirement, AIMCO may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable distributions of property.

     Under certain circumstances, AIMCO may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in AIMCO's deduction for dividends paid for the earlier year. Thus, AIMCO may be able to avoid being taxed on amounts distributed as deficiency dividends; however, AIMCO will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

  Distributions of Acquired Earnings and Profits

     The Code provides that when a REIT acquires a corporation that is currently a subchapter C corporation (i.e., a corporation without a REIT election), the REIT may qualify as a REIT only if, as of the close of the year of acquisition, the REIT has no "earnings and profits" acquired from such subchapter C corporation. If AIMCO succeeds to the earnings and profits of a subchapter C corporation in connection with an acquisition of its assets or otherwise, AIMCO must distribute such earnings and profits effective on or before December 31, of the year of such acquisition. Any adjustments to the subchapter C corporation's income for taxable years ending on or before the closing of such acquisition by AIMCO, including as a result of an examination of its returns by the IRS and the receipt of certain indemnity or other payments, could affect the calculation of its earnings and profits. Furthermore, the determination of earnings and profits requires the resolution of certain technical tax issues with respect to which there is no authority directly on point and, consequently, the proper treatment of these issues for earnings and profits purposes is not free from doubt. There can be no assurance that the IRS will not examine the tax returns of a subchapter C corporation acquired by AIMCO and propose adjustments to increase its taxable income and therefore its earnings and profits. In this regard, the IRS can consider all taxable years of the subchapter C corporation as open for review for purposes of determining the amount of its earnings and profits. AIMCO's failure to distribute an amount equal to the earnings and profits acquired from a subchapter C corporation effective on or before December 31, of the year of such acquisition, would result in AIMCO's failure to qualify as a REIT.

  Failure to Qualify

     If AIMCO fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, AIMCO will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which AIMCO fails to qualify will not be deductible by AIMCO nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless AIMCO is entitled to relief under specific statutory provisions, AIMCO would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances AIMCO would be entitled to such statutory relief.

TAX ASPECTS OF AIMCO'S INVESTMENTS IN PARTNERSHIPS

  General

     Substantially all of AIMCO's investments are held indirectly through the AIMCO Operating Partnership. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a
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

distribution from the partnership. AIMCO will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, AIMCO will include its proportionate share of assets held by the Subsidiary Partnerships. See
"-- Certain Federal Income Tax Consequences -- General -- Ownership of Partnership Interests."

  Entity Classification

     AIMCO's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the Subsidiary Partnerships as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of AIMCO's assets and items of gross income would change and could preclude AIMCO from satisfying the asset tests and the income tests (see
"-- Certain Federal Income Tax Consequences -- Asset Tests" and "-- Certain Federal Income Tax Consequences -- Income Tests"), and in turn could prevent AIMCO from qualifying as a REIT. See "-- Certain Federal Income Tax
Consequences -- Failure to Qualify" above for a discussion of the effect of AIMCO's failure to meet such tests for a taxable year. In addition, any change in the status of any of the Subsidiary Partnerships for tax purposes might be treated as a taxable event, in which case AIMCO might incur a tax liability without any related cash distributions.

  Tax Allocations with Respect to the Properties

     Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book - Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The AIMCO Operating Partnership was formed by way of contributions of appreciated property (including certain of the properties AIMCO owns or controls). Consequently, allocations must be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury Regulations provide for a similar allocation of such items to the other partners. These rules apply to the contribution by AIMCO to the AIMCO Operating Partnership of the cash proceeds received in any offerings of its stock.

     In general, certain holders of interests in the AIMCO Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on the sale by the AIMCO Operating Partnership or other Subsidiary Partnerships of the contributed properties. This will tend to eliminate the Book-Tax Difference over the life of these partnerships. However, the special allocations do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed properties in the hands of the AIMCO Operating Partnership or other Subsidiary Partnerships may cause AIMCO to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause AIMCO to recognize taxable income in excess of cash proceeds, which might adversely affect AIMCO's ability to comply with the REIT distribution requirements. See "-- Certain Federal Income Tax Consequences -- Annual Distribution Requirements."

     With respect to any property purchased or to be purchased by any of the Subsidiary Partnerships (other than through the issuance of AIMCO Operating Partnership Units) subsequent to the formation of AIMCO, such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.
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

  Sale of the Properties

     AIMCO's share of any gain realized by the AIMCO Operating Partnership or other Subsidiary Partnership on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Certain Federal Income Tax Consequences -- General." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The AIMCO Operating Partnership and the other Subsidiary Partnerships intend to hold the Owned Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the Owned Properties and to make such occasional sales of the Owned Properties, including peripheral land, as are consistent with AIMCO's investment objectives.

TAXATION OF MANAGEMENT SUBSIDIARIES

     A portion of the amounts to be used to fund distributions to stockholders is expected to come from distributions made by the Management Subsidiaries to the AIMCO Operating Partnership and interest paid by the Management Subsidiaries on certain notes held by the AIMCO Operating Partnership. In general, the Management Subsidiaries pay federal, state and local income taxes on their taxable income at normal corporate rates. Any federal, state or local income taxes that the Management Subsidiaries are required to pay will reduce AIMCO's cash flow from operating activities and its ability to make payments to holders of its securities.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

  Distributions

     Provided AIMCO qualifies as a REIT, distributions made to AIMCO's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and retained long-term capital gains) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed AIMCO's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, net capital gains attributable to the sale of depreciable real property held for more than 12 months is subject to a 25% maximum federal income tax rate to the extent of previously claimed real property depreciation deductions.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares in respect of which the distributions were made, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by AIMCO in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by AIMCO and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by AIMCO during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of AIMCO.

  Dispositions of AIMCO Stock

     In general, under the recently enacted Internal Revenue Service Restructuring and Reform Act of 1988, capital gains recognized by individuals and other non-corporate stockholders upon the sale or disposition of shares of AIMCO stock will be subject to a maximum federal income tax rate of 20% if the AIMCO stock is held for more than 12 months and will be taxed at ordinary income rates if the AIMCO stock is held for

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

12 months or less. Capital losses recognized by a stockholder upon the disposition of AIMCO stock held for more than one year at the time of disposition will be a long-term capital loss. In addition, any loss upon a sale or exchange of shares of AIMCO stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from AIMCO required to be treated by such stockholder as long-term capital gain.

     A redemption of the Preferred Stock will be treated under Section 302 of the Code as a dividend subject to tax at ordinary income tax rates (to the extent of AIMCO's current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the Preferred Stock. The redemption will satisfy such test if it (i) is "substantially disproportionate" with respect to the holder (which will not be the case if only the Preferred Stock is redeemed, since it generally does not have voting rights), (ii) results in a "complete termination" of the holder's stock interest in AIMCO, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder's adjusted tax basis in such redeemed Preferred Stock would be transferred to the holder's remaining stockholdings in AIMCO. If, however, the stockholder has no remaining stockholdings in AIMCO, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

TAXATION OF FOREIGN STOCKHOLDERS

     The following is a discussion of certain anticipated U.S. federal income and estate tax consequences of the ownership and disposition of AIMCO stock applicable to Non-U.S. Holders of AIMCO stock. A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

  Ordinary Dividends

     The portion of dividends received by Non-U.S. Holders payable out of AIMCO's earnings and profits which are not attributable to capital gains of AIMCO and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of AIMCO stock. In cases where the dividend income from a Non-U.S. Holder's investment in AIMCO stock is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation).

  Non-Dividend Distributions

     Unless AIMCO stock constitutes a United States Real Property Interest (a "USRPI") within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), distributions by AIMCO
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

which are not dividends out of the earnings and profits of AIMCO will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of AIMCO. If AIMCO stock constitutes a USRPI, such distributions will be subject to 10% withholding and may be taxed pursuant to FIRPTA at a rate of 35% to the extent such distributions exceed a stockholder's basis in his or her AIMCO stock.

  Capital Gain Dividends

     Under FIRPTA, a distribution made by AIMCO to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs such as the properties beneficially owned by AIMCO ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, AIMCO will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation.

  Dispositions of AIMCO Stock

     Unless AIMCO stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if AIMCO is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. AIMCO believes that it is, and it expects to continue to be, a domestically controlled REIT and, therefore, the sale of AIMCO stock should not be subject to taxation under FIRPTA. Because AIMCO's Class A Common Stock, Class C Preferred Stock, Class D Preferred Stock, Class G Preferred Stock and Class H Preferred Stock are publicly traded, however, no assurance can be given that AIMCO will continue to be a domestically controlled REIT.

     If AIMCO does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which AIMCO stock is listed) and (ii) the selling Non-U.S. Holder held 5% or less of AIMCO's outstanding stock at all times during a specified testing period.

     If gain on the sale of stock of AIMCO were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Gain from the sale of AIMCO stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in the AIMCO stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

  Estate Tax

     AIMCO stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the
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

individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     AIMCO will report to its U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide AIMCO with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, AIMCO may be required to withhold a portion of capital gain distributions to any Non-U.S. Holders who fail to certify their foreign status to AIMCO. The IRS has issued final Treasury Regulations regarding the withholding, backup withholding and information reporting rules as applied to Non-U.S. Holders. Those final Treasury Regulations alter the current system of backup withholding compliance and will be effective for payments made after December 31, 1999. Prospective investors in Securities should consult their tax advisors regarding the application of these Treasury Regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by AIMCO to Exempt Organizations should generally not constitute UBTI. However, if an Exempt Organization finances its acquisition of the AIMCO stock with debt, a portion of its income from AIMCO will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17) and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from AIMCO as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of AIMCO's stock is required to treat a percentage of the dividends from AIMCO as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by AIMCO from an unrelated trade or business (determined as if AIMCO were a pension trust) divided by the gross income of AIMCO for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of AIMCO's stock only if (i) the UBTI Percentage is at least 5%, (ii) AIMCO qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of AIMCO in proportion to their actuarial interest in the pension trust, and (iii) either
(A) one pension trust owns more than 25% of the value of AIMCO's stock or (B) a group of pension trusts each individually holding more than 10% of the value of AIMCO's stock collectively owns more that 50% of the value of AIMCO's stock. The restrictions on ownership and transfer of AIMCO's stock should prevent an Exempt Organization from owning more than 10% of the value of AIMCO's stock.

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

                             OTHER TAX CONSEQUENCES

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal laws and interpretations thereof could adversely affect an investment in AIMCO or the AIMCO Operating Partnership. For example, a proposal issued by President Clinton on February 2, 1998, if enacted into law, may adversely affect the ability of AIMCO to expand the present activities of its Management Subsidiaries. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to AIMCO or the AIMCO Operating Partnership, or an investment in AIMCO or the AIMCO Operating Partnership, will be changed.

STATE, LOCAL AND FOREIGN TAXES

     The AIMCO Operating Partnership and its partners and AIMCO and its stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. It should be noted that the AIMCO Operating Partnership owns properties located in a number of states and local jurisdictions, and the AIMCO Operating Partnership may be required to file income tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of the AIMCO Operating Partnership and its partners and of AIMCO and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the application and effect of state, local and foreign tax laws on an investment in the Securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     - Apartment Investment and Management Company's Annual Report on Form 10-K/A for the year ended December 31, 1997;

     - Apartment Investment and Management Company's Quarterly Reports on Form 10-Q/A and Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, respectively;

     - Apartment Investment and Management Company's Current Reports on Form 8-K, dated December 23, 1997 (and Amendment No. 1 thereto filed February 6, 1998 and Amendment No. 2 thereto filed May 22, 1998), January 31, 1998, March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998, Amendment No. 2 thereto filed June 22, 1998, Amendment No. 3 thereto filed July 2, 1998, Amendment No. 4 thereto filed August 6, 1998, Amendment No. 5 thereto filed September 4, 1998 and Amendment No. 6 thereto filed September 25, 1998), September 2, 1998, October 1, 1998, October 19, 1998 and November 2, 1998 (and Amendment No. 1 thereto filed November 24, 1998);

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

     - the description of Apartment Investment and Management Company's capital stock contained in its Registration Statement on Form 8-A (File No. 1-13232) filed July 19, 1994, including any amendment or reports filed for the purpose of updating such description;

     - AIMCO Properties, L.P.'s Registration Statement on Form 10, dated September 4, 1998, including Amendment No. 1 thereto filed October 16, 1998 and Amendment No. 2 thereto filed October 28, 1998; and

     - AIMCO Properties, L.P.'s Current Report on Form 8-K, dated November 2, 1998.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

     Corporate Secretary
     Apartment Investment and Management Company
     1873 South Bellaire Street, 17th Floor
     Denver, Colorado 80222
     (303) 757-8101

                                 LEGAL MATTERS

     Certain tax matters will be passed upon for AIMCO by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Securities offered hereby will be passed upon for AIMCO by Piper & Marbury L.L.P., Baltimore, Maryland and for the AIMCO Operating Partnership by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements of AIMCO included in AIMCO's Annual Report on Form 10-K/A for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of the AIMCO Operating Partnership as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the AIMCO Operating Partnership's Registration Statement on Form 10 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (as amended on April 3, 1998), and the consolidated financial statements of Ambassador Apartments, Inc. as of December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996 and the period from August 31, 1994 through December 31, 1994, and the combined financial statements of Prime Properties (Predecessor to Ambassador Apartments, Inc.) for the period from January 1, 1994 through August 30, 1994, included in Amendment No. 1 to AIMCO's Current Report on Form 8-K dated December 23, 1997, filed on February 6, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. The consolidated financial statements of Insignia Financial Group, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated March 17, 1998 (and Amendment No. 1 thereto filed April 3, 1998), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Combined Historical Summary of Gross Income and Direct Operating Expenses of Cirque Apartment Communities for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998 (and Amendment No. 1 thereto filed November 24, 1998) and included in AIMCO Properties, L.P.'s Current Report on Form 8-K dated November 2, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and

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

combined historical summary are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities I for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998 and included in AIMCO Properties, L.P.'s Current Report on Form 8-K dated November 2, 1998 have been audited by Beers & Cutler PLLC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities II for the year ended December 31, 1997 included in AIMCO's Current Report on Form 8-K dated November 2, 1998 and included in AIMCO Properties, L.P.'s Current Report on Form 8-K dated November 2, 1998 have been audited by Beers & Cutler PLLC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such Combined Historical Summaries are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter filed by AIMCO or the AIMCO Operating Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated herein by reference in this Prospectus that have been examined and are the subject of a report by independent accountants will be so incorporated herein by reference in reliance upon such reports given and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

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